                                 $175,000,000

                          REVOLVING CREDIT AGREEMENT

                          Dated as of April 1, 1998

                                    Among

                               FOODMAKER, INC.

                                 as Borrower
                                 -- --------

                                     and

                   THE FINANCIAL INSTITUTIONS NAMED HEREIN

                              as Initial Lenders
                              -- ---------------


                          NATIONSBANK OF TEXAS, N.A.

                                   as Agent
                                   -- -----


                    NATIONSBANC MONTGOMERY SECURITIES LLC

                                 as Arranger
                                 -- --------

                                     and

                     CREDIT LYONNAIS LOS ANGELES BRANCH

                           as Documentation Agent
                           -- -------------------

                              TABLE OF CONTENTS
                              -----------------
                                                                         Page
                                                                         ----

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . .  1
     Section 1.01. Certain Defined Terms  . . . . . . . . . . . . . . . .  1
     Section 1.02. Computation of Time Periods  . . . . . . . . . . . . . 22
     Section 1.03. Accounting Terms . . . . . . . . . . . . . . . . . . . 22
     Section 1.04. Other Definitional Provisions  . . . . . . . . . . . . 22

ARTICLE II. AMOUNTS AND TERMS OF THE ADVANCES . . . . . . . . . . . . . . 23
     Section 2.01. The Advances . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.02. Making the Advances  . . . . . . . . . . . . . . . . . 23
     Section 2.03. Repayment  . . . . . . . . . . . . . . . . . . . . . . 27
     Section 2.04. Reduction of the Revolving Commitments, Swing Line
                   Commitment and Letter of Credit Subfacility  . . . . . 27
     Section 2.05. Prepayments  . . . . . . . . . . . . . . . . . . . . . 28
     Section 2.06. Interest . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 2.07. Fees . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Section 2.08. Increased Costs, Etc . . . . . . . . . . . . . . . . . 33
     Section 2.09. Payments and Computations  . . . . . . . . . . . . . . 34
     Section 2.10. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . 36
     Section 2.11. Sharing of Payments, Etc . . . . . . . . . . . . . . . 38
     Section 2.12. Use of Proceeds  . . . . . . . . . . . . . . . . . . . 39
     Section 2.13. Evidence of Debt . . . . . . . . . . . . . . . . . . . 39

ARTICLE III. AMOUNTS AND TERMS OF LETTERS OF CREDIT . . . . . . . . . . . 40
     Section 3.01. The Letter of Credit Subfacility . . . . . . . . . . . 40
     Section 3.02. Issuance of Letters of Credit  . . . . . . . . . . . . 40
     Section 3.03. Drawing and Reimbursement  . . . . . . . . . . . . . . 41
     Section 3.04. Obligations Absolute . . . . . . . . . . . . . . . . . 42
     Section 3.05. Letter of Credit Compensation  . . . . . . . . . . . . 43
     Section 3.06. Use of Letters of Credit . . . . . . . . . . . . . . . 43

ARTICLE IV. CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . 43
     Section 4.01. Conditions Precedent to Initial Borrowing  . . . . . . 43
     Section 4.02. Conditions Precedent to Each Borrowing and Issuance  . 47
     Section 4.03. Determinations Under Section 4.01  . . . . . . . . . . 48

ARTICLE V. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 48
     Section 5.01. Representations and Warranties of the Borrower . . . . 48

ARTICLE VI. COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . 54
     Section 6.01. Affirmative Covenants  . . . . . . . . . . . . . . . . 54
     Section 6.02. Negative Covenants . . . . . . . . . . . . . . . . . . 58
     Section 6.03. Reporting Requirements . . . . . . . . . . . . . . . . 64
     Section 6.04. Financial Covenants  . . . . . . . . . . . . . . . . . 66

ARTICLE VII. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . 67
     Section 7.01. Events of Default  . . . . . . . . . . . . . . . . . . 67
     Section 7.02. Actions in Respect of the
                   Letters of Credit Upon Default . . . . . . . . . . . . 70

ARTILCE VIII. THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . 70
     Section 8.01. Authorization and Action . . . . . . . . . . . . . . . 70
     Section 8.02. Agent's Reliance, Etc  . . . . . . . . . . . . . . . . 71
     Section 8.03. NationsBank and Affiliates . . . . . . . . . . . . . . 71
     Section 8.04. Lender Party Credit Decision . . . . . . . . . . . . . 71
     Section 8.05. Indemnification  . . . . . . . . . . . . . . . . . . . 72
     Section 8.06. Successor Agents . . . . . . . . . . . . . . . . . . . 72

ARTICLE IX. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 9.01. Amendments, Etc; Release of Collateral . . . . . . . . 73
     Section 9.02. Notices, Etc . . . . . . . . . . . . . . . . . . . . . 74
     Section 9.04. Costs and Expenses . . . . . . . . . . . . . . . . . . 74
     Section 9.05. Right of Set-off . . . . . . . . . . . . . . . . . . . 76
     Section 9.06. Binding Effect . . . . . . . . . . . . . . . . . . . . 76
     Section 9.07. Assignments and Participations . . . . . . . . . . . . 76
     Section 9.08. Governing Law  . . . . . . . . . . . . . . . . . . . . 79
     Section 9.09. Execution in Counterparts  . . . . . . . . . . . . . . 79
     Section 9.10. No Liability of the Issuing Bank . . . . . . . . . . . 79
     Section 9.11. Confidentiality  . . . . . . . . . . . . . . . . . . . 80
     Section 9.12. Waiver of Jury Trial . . . . . . . . . . . . . . . . . 80


SCHEDULES AND EXHIBITS
----------------------

  Schedules
  ---------
  Schedule I             Commitments, and Applicable Lending
                         Offices
  Schedule 1.01(a)       Existing Letters of Credit
  Schedule 1.01(b)       Excluded Asset Sales
  Schedule 1.01(c)       Existing Liens
  Schedule 4.01(c)       Surviving Debt
  Schedule 4.01(j)       Mortgages
  Schedule 5.01(b)       Capital Stock

  Schedule 5.01(q)(i)    Existing Debt
  Schedule 5.01(q)(ii)   Surviving Debt
  Schedule 5.01(r)       Owned and Leased Real Property
  Schedule 5.01(s)       Existing Investments
  Schedule 5.01(t)       Intellectual Property
  Schedule 5.01(u)       Other Agreements


  Exhibits
  --------
  Exhibit A              Form of Assignment and Acceptance
  Exhibit B-1            Form of Notice of Borrowing
  Exhibit B-2            Form of Notice of Swing Line Borrowing
  Exhibit C              Form of Notice of Issuance
  Exhibit D-1            Form of Revolving Note
  Exhibit D-2            Form of Swing Line Note
  Exhibit E              Form of Security Agreement
  Exhibit F              Form of Guaranty
  Exhibit G              Form of Opinion of Borrower's Counsel
  Exhibit H              Form of Amendment to Guaranty
  Exhibit I-1            Form of Mortgage
  Exhibit I-2            Form of Deed of Trust
  Exhibit J              Form of Amendment to Security Agreement
  Exhibit K-1            Form of Organizational Documents -
                         Corporation
  Exhibit K-2            Form of Organizational Documents -
                         Limited Partnership

          "CREDIT AGREEMENT dated as of April 1, 1998, among FOODMAKER, INC., a Delaware corporation (the "Borrower"), the financial institutions and other entities listed on the signature pages hereof as Lenders (the "Initial Lenders"), NATIONSBANC MONTGOMERY SECURITIES LLC, as arranger for the Lenders and the Issuing Banks hereunder (the "Arranger"), CREDIT LYONNAIS LOS ANGELES BRANCH, as documentation agent (the "Documentation Agent"), and NATIONSBANK OF TEXAS, N.A. ("NationsBank"), as L/C Bank (as hereinafter defined) and as agent (in such capacity, together with any successor in such capacity appointed pursuant to Article VII, the "Agent") for the Lenders and the Issuing Banks hereunder.

                             PRELIMINARY STATEMENTS

          (1) The Borrower has requested, on the terms and conditions set forth herein, (a) that the Lenders make Revolving Advances (as hereinafter defined) to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the aggregate Revolving Commitments (as hereinafter defined) of the Lenders (less the sum of (i) the aggregate amount of Letter of Credit Obligations (as hereinafter defined) outstanding at such time, and (ii) Swing Line Advances (as hereinafter defined) outstanding from time to time), (b) that the Swing Line Lender (as hereinafter defined) makes Swing Line Advances to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding $5,000,000 and (c) that the L/C Bank and the other Issuing Banks (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Borrower from time to time in an aggregate Available Amount (as hereinafter defined) not to exceed at any time outstanding the L/C Sublimit (as hereinafter defined).

          (2)  Subject to the terms and conditions set forth in this Agreement,
(a) the Lenders have agreed severally to make such Revolving Advances to the Borrower, (b) the Swing Line Lender has agreed to make such Swing Line Advances to the Borrower, and (c) the L/C Bank has agreed to issue such Letters of Credit for the account of the Borrower.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Mortgages" has the meaning specified in Section 6.01(k).

          "Advance" means a Revolving Advance, a Swing Line Advance or an L/C Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to this Agreement.

          "Agent's Account" means the account of the Agent maintained by the Agent with NationsBank at its office at 901 Main Street, Dallas, Texas 75202, Account No. 1292000883, Attention: Agency Services, Reference: Foodmaker.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means with respect to any Base Rate Advances or Eurodollar Rate Advances, a percentage per annum determined by reference to the applicable Total Funded Debt to EBITDA Ratio as set forth below:

      Total Funded Debt                 LIBOR             Base Rate
       to EBITDA Ratio                 Margin              Margin
     ------------------                ------             ---------
     less than 1:75:1.0                0.625%              0.000%
     1.75:1.0 or greater, but less     0.875%              0.000%
     than 2.25:1.0
     2.25:1.0 or greater, but less     1.125%              0.000%
     than 3.00:1.0
     3.00:1.0 or greater, but less     1.375%              0.250%
     than 3.50:1.0
     3.50:1.0 or greater               1.625%              0.500%

provided, however, that, notwithstanding the foregoing, for purposes of determining the Applicable Margin, the Total Funded Debt to EBITDA Ratio shall be deemed to be greater than or equal to 3.50 to 1.0 at all times when a Default has occurred and is continuing based on the Borrower's failure to deliver any financial statement or compliance certificate in the form required within five days after the date required for delivery thereof pursuant to Sections 6.03(b) or 6.03(c), as applicable. For purposes of this Agreement, any change in the Applicable Margin based on a change in the Total Funded Debt to EBITDA Ratio shall be effective three Business Days after the date of receipt by the Agent of the financial statements and compliance certificate required by Sections 6.03(b) or 6.03(c), as applicable, reflecting such change.

          "Arranger" means NationsBanc Montgomery Securities LLC.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Agent, in accordance with Section 9.07 and in substantially the form of Exhibit A hereto.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of: (a) the rate of interest announced publicly by NationsBank from time to time as NationsBank's prime rate; and (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a).

          "Borrower" has the meaning set forth in the recital of parties to this Agreement.

          "Borrower's Account" means the account of the Borrower maintained by the Borrower with Bank of America at its office at Corporate Support Center #5693, Concord, CA 94520, Account No. 00502-15249, ABA No. 121000358.

          "Borrower's Form 10-K" has the meaning specified in Section 4.01(e).

          "Borrowing" means a Revolving Borrowing or a Swing Line Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in Los Angeles, California or Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.


          "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capitalized Leases which is capitalized on a Consolidated balance sheet of the Borrower and its Subsidiaries) that in conformity with GAAP would otherwise be classified as capital expenditures; provided, however, that Capital Expenditures shall not include expenditures in connection with any Permitted Sale-Leaseback Repurchase.

          "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

          "Cash Equivalents" means any of the following, to the extent owned by the Borrower free and clear of all Liens and having a maturity of not greater than 360 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit or bankers' acceptances of or time deposits with any commercial bank that (i) is a Lender or a member of the Federal Reserve System,
(ii) issues (or the parent of which issues) commercial paper rated as described in clause (c), (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $500 million, (c) commercial paper (other than commercial paper issued by or on behalf of the Borrower or any of its Affiliates) issued by any corporation organized under the laws of any State of the United States (i) maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, or (ii) maturing not more than 90 days from the date of acquisition thereof and, at the time of acquisition, rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Services or "A-2" (or the then equivalent grade) by Standard & Poor's Ratings Group, and (d) money market accounts maintained with any commercial bank satisfying the criteria set forth in clause (b) above and (e) money market funds organized under the laws of the United States or any State thereof that invest solely in (X) any of the types of investments permitted under clauses (a) and (b) above, (Y) commercial paper maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services or "A-1" (or the then equivalent grade) by Standard
&
Poor's Ratings Group, or (Z) any combination of the types of investments set forth in items (X) and (Y) of this clause (e).

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or supplemented from time to time, and the regulations promulgated pursuant thereto.

          "Change of Control" means that either of the following events have occurred: (i) any Person or Group becomes the beneficial owner of 50% or more of the equity interests of the Borrower, on a fully diluted basis, or (ii) any Person or Group acquires the voting power necessary to elect a majority of the board of directors of the Borrower, or (iii) a "Change in Control" as defined in the indenture relating to the senior subordinated notes of the Borrower described in clause (A) of the definition of "Permitted Subordinated Debt."

          "Closing Date" means the date on which each of the conditions in
Section 4.01 is satisfied or waived.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Agent, the Lenders or the Issuing Bank.

          "Collateral Documents" means the Security Agreement, the Mortgages and any Additional Mortgages.

          "Collateral Release Date" has the meaning specified in Section
9.01(b).

          "Collateral Release Test" means one or more of the following events:
(i) the senior unsecured Debt of the Borrower shall be rated at least "Baa3" (or the then equivalent grade) by Moody's Investors Services, or (ii) the senior unsecured Debt of the Borrower shall be rated at least "BBB-" (or the then equivalent grade) by Standard & Poor's Ratings Group, or (iii) the Total Funded Debt to EBITDA Ratio shall be less than or equal to 2.00:1.00 as of the end of any two consecutive fiscal quarters; provided that, in each case, as of the date of such event, no Default or Event of Default shall have occurred and be continuing.

          "Commitment" means a Revolving Commitment or a Swing Line Commitment.

          "Commitment Fee Percentage" means a percentage per annum determined by reference to the Total Funded Debt to EBITDA Ratio as set forth below:

           Total Funded Debt                Commitment Fee
            to EBITDA Ratio                   Percentage
          ------------------                --------------
          less than 1:75:1.0                    0.150%
          1.75:1.0 or greater, but less         0.200%
          than 2.25:1.0
          2.25:1.0 or greater, but less         0.250%
          than 3.00:1.0
          3.00:1.0 or greater, but less         0.325%
          than 3.50:1.0
          3.50:1.0 or greater                   0.400%

provided, however, that, notwithstanding the foregoing, for purposes of determining the Commitment Fee Percentage, the Total Funded Debt to EBITDA Ratio shall be deemed to be greater than or equal to 3.50 to 1.0 at all times when a Default has occurred and is continuing based on the Borrower's failure to deliver any financial statement or compliance certificate in the form required within five days after the date required for delivery thereof pursuant to Sections 6.03(b) or 6.03(c), as applicable. For purposes of this Agreement, any change in the Commitment Fee Percentage based on a change in the Total Funded Debt to EBITDA Ratio shall be effective three Business Days after the date of receipt by the Agent of the financial statements and compliance certificate required by Sections 6.03(b) and 6.03(c), as applicable, reflecting such change.

          "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender pursuant to this Agreement, the Loan Documents and the transactions contemplated hereunder and thereunder, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than the Borrower.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a Consolidated basis determined for such period in conformity with GAAP.

          "Consolidated Net Worth" means the excess of (i) the total assets of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, over (ii) all liabilities of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

          "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Interest Type into Advances of the other Interest Type pursuant to Section 2.06.

          "CRC-I" means CRC-I Limited Partnership, a Massachusetts limited partnership.

          "CRC-II" means CRC-II Limited Partnership, a Massachusetts limited partnership.

          "CRC Excluded Debt" means (a) any Debt existing on the Closing Date of FM 1993A Corp., a Delaware corporation, CRC-I, CRC-II, FM 1997 Limited Partnership, a Delaware limited partnership, and FM 1997 Corp., a Delaware corporation, and (b) any Debt referred to in clause (a) above with respect to which any Excluded Subsidiary becomes an obligor or a co-obligor; provided, that the aggregate principal amount for all such Debt outstanding at any time shall not exceed $70,000,000; provided, further, that in determining the aggregate amount of CRC Excluded Debt outstanding for purposes of this definition, any such Debt with respect to which one or more of FM 1993A Corp., CRC-I and CRC-II are co-obligors shall be included only once with respect to such determination.

          "CRC Leases" means (a) the Master Lease between CRC-I and the Borrower, dated as of December 15, 1993, as amended and supplemented from time to time to the Closing Date, and (b) the Master Lease between CRC-II and the Borrower, dated as of December 15, 1993, as amended and supplemented from time to time to the Closing Date.

          "CRC Notes" means the 9.75% Senior Secured Notes Due November 1, 2003 issued by FM 1993A Corp., a Delaware corporation.

          "Currency Hedging Agreements" means currency swap agreements, currency future or option contracts and other similar agreements.

          "Debt" of any Person means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than payables to trade creditors and service providers incurred in the ordinary course of such Person's business and not overdue by more than 60 days (unless being disputed in good faith)), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) (i) all Obligations of such Person as lessee under the CRC Leases, and (ii) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases including, without limitation, the CRC Leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under letter of credit facilities, banker's acceptance facilities or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (other than Obligations to pay dividends upon and after declaration of dividends to the extent such dividends are permitted under Section 6.02(g)), (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that, for purposes of the definition of Debt, the Debt of Borrower and its Subsidiaries shall not include any CRC Excluded Debt.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Default Rate" has the meaning specified in Section 2.06(d).

          "Disclosed Litigation" has the meaning specified in Section 4.01(e).

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EBITDA" means, for any period, (i) net income (or net loss) minus any non-recurring or extraordinary gains plus (ii) to the extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, and (e) non-recurring or extraordinary losses, in each case determined in accordance with GAAP for such period.

          "Eligible Assignee" means (a) any Lender Party and any Affiliate of any Lender Party, and (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund or other financial institution, fund or investor which has been approved in writing (or, in the case of the Borrower, deemed approved as provided below) by the Borrower and the Agent as an Eligible Assignee for purposes of this Agreement, provided that in each such case such approval shall not be unreasonably withheld, and provided, further, that if (i) the Borrower is requested in writing at any time to approve any Person as an Eligible Assignee hereunder and the Agent has not received written notice from the Borrower, within five Business Days after receipt by the Borrower of such request, that the Borrower does not approve such Person as an Eligible Assignee, the Borrower shall be deemed to have approved such Person as an Eligible Assignee, and (ii) such approval of the Borrower shall not be required if an Event of Default has occurred and is continuing.

          "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award and any and all common law requirements, rules and bases of liability relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section

4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Eurodollar Rate Advance for any Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If for any reason the rate described in the foregoing clause (a) is not available at the time of determination of the Eurodollar Rate for any Eurodollar Rate Advances for any Interest Period, the term "Eurodollar Rate" shall mean, for any such Eurodollar Rate Advances for any such Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(b).

          "Eurodollar Rate Reserve Percentage" means, for any Interest Period for any Eurodollar Rate Advance, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.

          "Excluded Asset Sale" means one or more of the following: (i) the sale of inventory, equipment and other goods in the ordinary course of business of the Borrower and its Subsidiaries; (ii) the sale of inventory, equipment, other goods and other assets to franchisees of the Borrower in the ordinary course of business of the Borrower and its Subsidiaries and consistent with past practice of the Borrower excluding properties listed on Part I of Schedule 4.01(j); (iii) the sale of any property or assets, excluding properties listed on Part I of
Schedule 4.01(j), pursuant to a Permitted Sale-Leaseback Transaction; (iv) the sale, lease, transfer or disposal of any asset or assets by the Borrower or any of its wholly-owned Subsidiaries to the Borrower or any of its wholly-owned Solvent Subsidiaries (other than an Excluded Subsidiary or an Inactive Subsidiary); (v) the sale or other disposition of obsolete or worn out equipment or other assets in the ordinary course of business of the Borrower and its Subsidiaries; (vi) the sale, lease, transfer or disposal of properties listed on
Schedule 1.01(b), as amended from time to time in accordance herewith; (vii) the sale, lease, transfer or disposal of any property listed on Part I of Schedule 4.01(j); provided, however, that, at all times prior to the Collateral Release Date, such sale, lease, transfer or disposal of properties shall constitute an Excluded Asset Sale if and only if the Borrower shall prior to such sale add to
Part I of Schedule 4.01(j) an equivalent number of sites, the real estate of each having a value not less than that of the property for which it is being substituted and the Agent shall have received prior to or contemporaneously with such sale (a) evidence satisfactory to the Agent that deeds of trust, trust deeds and/or mortgages have been or will be contemporaneously duly recorded in all filing or recording offices that the Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Agent for the benefit of the Lender Parties and that all filing and recording taxes and fees have been or will be contemporaneously paid, and (b) revised versions of Schedule 1.01(b) and Part I of Schedule 4.01(j), reflecting such deletions and additions and marked to show the date of such revisions; (viii) the sale, lease, transfer or disposal of assets having a fair market value not exceeding $5,000,000 in the aggregate for the Borrower and its Subsidiaries in any fiscal year of the Borrower; provided, however, that for purposes of clause (viii) no sale, lease, transfer or disposal of assets having a fair market value of less than $100,000 shall be included in any aggregation of sales, leases, transfers and disposals thereunder; or (ix) the sale or other disposition to a franchisee of the Borrower of (a) any restaurant that has been acquired by the Borrower from a franchisee of the Borrower or (b) any other restaurant owned or leased by the Borrower, provided that in each fiscal year of the Borrower the aggregate value of such restaurants of the Borrower sold or otherwise disposed of pursuant to this clause (ix) during such fiscal year does not exceed the aggregate value of restaurants acquired by the Borrower from its franchisees during such fiscal year.

          "Excluded Subsidiaries" means (a) FM 1997 Limited Partnership, a Delaware limited partnership, (b) FM 1997 Corp., a Delaware corporation and (c) any other special purpose Subsidiary of the Borrower created or to be created solely for (i) the purpose of such Subsidiary's purchase of estates for years from CRC-I or CRC-II and (ii) purposes ancillary thereto; provided, that such estates for years constitute direct or indirect security for the CRC Notes.

          "Existing Credit Agreement" means that certain Amended and Restated Revolving Credit Agreement, dated as of March 15, 1996, among the Borrower, the banks named therein, Credit Lyonnais New York Branch, as agent, collateral agent and swing line bank, and Union Bank, as issuing bank, as amended, supplemented or otherwise modified to the date hereof.

          "Existing Letters of Credit" means the letters of credit described on
Schedule 1.01(a) issued under the Existing Credit Agreement.

          "Existing Senior Note Indenture" means that certain Indenture, dated as of March 1, 1992, between the Borrower and the trustee named therein, as amended by First Supplemental Indenture, dated as of July 28, 1997, pursuant to which the Existing Senior Notes were issued.

          "Existing Senior Notes" means the 9.25% Senior Notes of the Borrower Due 1999, issued pursuant to the Existing Senior Note Indenture.

          "Existing Senior Subordinated Note Indenture" means that certain Indenture, dated as of March 1, 1992, between the Borrower and the trustee named therein, pursuant to which the Existing Senior Subordinated Notes were issued.

          "Existing Senior Subordinated Notes" means the 9.75% Senior Subordinated Notes of the Borrower Due 2002, issued pursuant to the Existing Senior Subordinated Note Indenture.

          "Existing Warrants" means the warrants to purchase not more than 100,000 shares of the Borrower's common stock issued and outstanding on the Closing Date under that certain Warrant Purchase Agreement, dated as of December 8, 1988.

          "Facility" means the Revolving Facility, the Letter of Credit Facility or the Swing Line Facility.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary" means any "controlled foreign corporation" within the meaning of Section 957(a) of the Internal Revenue Code as to which the Borrower or any of its Subsidiaries is a "United States shareholder" as defined in Section 951(b) of the Internal Revenue Code.

          "Funded Debt" of any Person means, without duplication, (A) Debt of such Person referred to in clauses (a), (c) and (e) of the definition of "Debt", and (B) to the extent that the underlying guaranteed Debt would be Debt of the types referred to in clause (A) of this definition, Debt of such Person referred to in clause (i) of the definition of "Debt".

          "GAAP" has the meaning specified in Section 1.03.

          "Group" has the meaning specified in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect on the date hereof.

          "Guarantor" means each present and future direct or indirect Subsidiary of the Borrower, other than the Excluded Subsidiaries and any Foreign Subsidiary.

          "Guaranty" has the meaning specified in Section 4.01(h)(ix), and includes any amendment to Guaranty delivered hereunder.

          "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "Headquarters Property" means the real property and improvements located at 9330 Balboa Avenue, San Diego, California.

          "Hedge Agreements" means Interest Rate Contracts and Currency Hedging Agreements.

          "Inactive Foreign Subsidiaries" means Foodmaker Franchising Overseas Limited, a British Virgin Islands corporation, and Foodmaker International (Hong
Kong), Ltd., a Hong Kong corporation.

          "Inactive Subsidiaries" means CP Distribution Co., a Delaware corporation, CP Wholesale Co., a Delaware corporation, Foodmaker International Franchising, a Delaware corporation, Jack In The Box, Inc., a New Jersey corporation, and the Inactive Foreign Subsidiaries.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Information Memorandum" means the information memorandum dated March 1998 used by the Agent in connection with the syndication of the Commitments.

          "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, computed using assumptions required by the PBGC.

          "Interest Period" has the meaning specified in Section 2.06(b).

          "Interest Rate Contracts" means interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements.

          "Interest Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person; provided, however, that the term "Investment" shall not include any of (a) advances to customers, suppliers, franchisees or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower or its Subsidiaries, (b) any obligations of the Borrower or its Subsidiaries with respect to any CRC Excluded Debt or (c) any Permitted Refinancing.

          "Issue" means, with respect to any Letter of Credit, either issue such Letter of Credit, extend the expiry of such Letter of Credit (other than any such extension occurring pursuant to the terms of such Letter of Credit), renew such Letter of Credit (other than any such renewal occurring pursuant to the terms of such Letter of Credit), or increase the amount of such Letter of Credit, and the terms "Issued", "Issuing", and "Issuance" shall have corresponding meanings.

          "Issuing Bank" means the L/C Bank and any other Revolving Lender that is a commercial bank, acting through a domestic branch, as issuer of a Letter of Credit.

          "Lender Party" means any Lender or any Issuing Bank.

          "Lenders" means the Initial Lenders and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

          "L/C Advance" means a payment made by an Issuing Bank under a Letter of Credit.

          "L/C Bank" means NationsBank in its capacity as an Issuing Bank.

          "L/C Cash Collateral Account" has the meaning specified in Section
7.02.

          "L/C Related Documents" has the meaning specified in Section 3.04(a).

          "L/C Sublimit" means $25,000,000 as such amount may be reduced pursuant to Section 2.04.

          "Letter of Credit" means any letter of credit issued hereunder.

          "Letter of Credit Agreement" has the meaning specified in Section 3.02(a).

          "Letter of Credit Facility" means the amount of Letters of Credit the Issuing Banks may elect to issue pursuant to Section 3.01.

          "Letter of Credit Obligations" means, as of any date of determination with respect to any Letter of Credit, the sum of (a) the then outstanding Available Amount of such Letter of Credit, and (b) the aggregate amount of the Unreimbursed Letter of Credit Liability thereunder.

          "Letter of Credit Subfacility" has the meaning specified in Section 3.01.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, the Notes, the Guaranty, the Collateral Documents and each Letter of Credit Agreement.

          "Loan Parties" means the Borrower, the Guarantors and any other Subsidiary of the Borrower that is, from time to time, a party to a Loan Document (including pursuant to Section 6.01(l) hereof).

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the rights and remedies of the Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

          "Mortgage" has the meaning specified in Section 4.01(h)(viii).

          "Mortgage Policy" has the meaning specified in Section 4.01(h)(viii).

          "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a direct result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case with respect to the foregoing clauses (a) and (c) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that Net Cash Proceeds shall not include any such cash received by or on behalf of such Person with respect to (i) the Existing Warrants or (ii) any securities convertible into or exchangeable for capital stock issued to any officer, director, employee or consultant of such Person or any warrants, rights or options to acquire capital stock issued to any officer, director, employee or consultant of such Person to the extent permitted under 6.02(g).

          "Note" means a Revolving Note or a Swing Line Note.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit B-1.

          "Notice of Issuance" means a notice in substantially the form of Exhibit C.

          "Notice of Swing Line Borrowing" means either (a) a notice substantially in the form of Exhibit B-2, or (b) notice by teletransmission or telephonic notice of the information required by Exhibit B-2.

          "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Other Taxes" has the meaning specified in Section 2.10(b).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted CRC Transaction" shall mean any transaction under which
(i) the Borrower or any Excluded Subsidiary purchases from CRC-I, CRC-II or any Excluded Subsidiary (whether existing as of the Closing Date or formed after the Closing Date) some or all of the estates for years owned as of the Closing Date by any of CRC-I, CRC-II or any Excluded Subsidiary or (ii) the Borrower or any Excluded Subsidiary is or becomes a party to any CRC Lease (whether by assignment, novation or otherwise).

          "Permitted Encumbrances" means: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as applicable, in conformity with GAAP; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; (c) Liens, pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary; (e) attachment or judgment Liens not giving rise to a Default or Event of Default; and (f) leases or subleases granted to others not interfering with the ordinary conduct of business of the Borrower or any of its Subsidiaries.

          "Permitted Liens" means: (a) Permitted Encumbrances; (b) Liens in favor of a trustee in an indenture relating to the Borrower's public Debt to the extent such Liens secure customary compensation and reimbursement obligations of such trustee under such indenture; (c) Liens arising in connection with obligations under Capitalized Leases permitted hereunder, provided that no such Liens shall cover or extend to assets other than assets subject to such Capitalized Leases and the proceeds thereof; (d) any mortgage, encumbrance or other Lien upon, or security interest in, any property hereafter acquired by the Borrower or its Subsidiaries, created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any Lien without the assumption thereof or any Permitted Refinancing thereof; provided, that (A) the Debt secured by any such Lien shall not exceed $5,000,000 individually or $15,000,000 in the aggregate in any fiscal year of the Borrower and (B) each such Lien shall attach only to the property so acquired and fixed improvements thereon; (e) existing Liens (not attaching to any Collateral) on properties of the Borrower or its Subsidiaries constituting direct or indirect security for the CRC Notes and existing Liens (not attaching to any Collateral) pursuant to the CRC Leases;
(f) existing Liens (not attaching to any Collateral) with respect to sale-leaseback transactions consummated by the Borrower prior to the Closing Date; and (g) Liens existing on the date hereof described on Schedule 1.01(c) and other Liens existing on the date hereof securing Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

           "Permitted Refinancing" shall mean any refinancing of existing Debt (other than the Existing Senior Notes) in which (a) the principal amount of Debt resulting from such refinancing does not exceed the sum of (i) the principal amount of Debt so refinanced plus (ii) customary fees and expenses incurred in connection with such refinancing, (b) the maturity of the Debt resulting from such refinancing does not occur sooner than the maturity of the Debt so refinanced, (c) (i) Debt ranking subordinate to the Advances and Letter of Credit Obligations is replaced with other subordinated Debt which constitutes Permitted Subordinated Debt, (ii) Debt ranking pari passu with the Advances and Letter of Credit Obligations is replaced with either subordinated Debt which constitutes Permitted Subordinated Debt or pari passu Debt and (iii) Debt secured by a Permitted Lien is replaced by Debt with no greater security than the Debt being replaced, and (d) the direct obligors therefor do not change.

          "Permitted Sale-Leaseback Repurchase" means any repurchase by the Borrower or any of its Subsidiaries of a restaurant formerly sold by the Borrower or any of its Subsidiaries to a third party and at such time leased back to the Borrower or such Subsidiary; provided, however, that if the restaurant subject thereto is not re-sold by the Borrower or any such Subsidiary to a third party within twenty-four (24) months of such repurchase then (a) such repurchase as of the end of such twenty-fourth (24th) month shall cease to qualify as a Permitted Sale-Leaseback Repurchase and (b) the amount of such repurchase shall constitute a Capital Expenditure deemed to be made in its entirety on the last day of such twenty-four (24) month period.

          "Permitted Sale-Leaseback Transaction" means any sale and leaseback transaction with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been sold by the Borrower or such Subsidiary for fair value for cash consideration only to such Person in an aggregate amount of gross proceeds for all such sales in any period set forth below not to exceed the amount set forth below for such period:

                     Fiscal Year
                      Ending In                Amount
                     -----------            ------------
                         1998                $90,000,000
                         1999               $100,000,000
                         2000               $120,000,000
                         2001               $150,000,000
                         2002               $150,000,000
                         2003               $150,000,000

          "Permitted Subordinated Debt" means (A) senior subordinated notes of the Borrower due 2008 issued on terms and conditions substantially as set forth in the Offering Memorandum dated March 27, 1998 and in the draft indenture relating thereto delivered to the Lender Parties prior to the date hereof (with no changes to clause (i) of the second paragraph of Section 4.07(a) of such draft indenture), and (B) any other Debt of any Loan Party that (i) is subordinated to the Obligations of the Loan Parties under the Loan Documents on terms and conditions satisfactory to the Required Lenders, (ii) requires no scheduled principal payments prior to, and has a final maturity date at least 12 months after, the Termination Date, determined as of the date of incurrence, and
(iii) otherwise contains terms and conditions reasonably satisfactory to the Required Lenders.

          "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Projections" means the Projected Financial Data and Assumptions contained in Section IX of the Information Memorandum.

          "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is such Lender's

Revolving Commitment (without giving effect to any termination thereof pursuant to Section 7.01) at such time and the denominator of which is the Revolving Facility (without giving effect to any termination of Commitments pursuant to Section 7.01) at such time times (b) such amount.

          "Redeemable" means, with respect to any capital stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Redemption Amount" means $125,000,000, which represents the amount payable by, or on behalf of, the Borrower in order to redeem, repurchase or repay 100% of the Borrower's Existing Senior Notes; provided that, for purposes of determining the Unused Revolving Commitment of each Revolving Lender, the Redemption Amount shall be reduced on each Redemption Deposit Date by an amount equal to the aggregate principal amount of Existing Senior Notes to be redeemed on the related Redemption Date (but only to the extent such aggregate principal amount is deposited with the trustee under, and in accordance with, the Existing Senior Note Indenture).

          "Redemption Date" means a date specified in a Redemption Notice as a date on which Existing Senior Notes are to be redeemed by the Borrower.

          "Redemption Deposit Date" means the last date on which the Redemption Amount or any portion thereof is required to be deposited by the Borrower with the trustee or paying agent under the Existing Senior Note Indenture pursuant to
Section 3.04 of the Existing Senior Note Indenture in order to redeem Existing Senior Notes on any Redemption Date.

          "Redemption Notice" means a notice of redemption pursuant to which the Borrower (or the trustee under the Existing Senior Note Indenture on behalf of the Borrower) has given irrevocable notice (pursuant to Sections 3.03 and 3.05 of the Existing Senior Note Indenture) to the holders of the Existing Senior Notes that Existing Senior Notes are to be redeemed by the Borrower on the Redemption Date specified therein.

          "Register" has the meaning specified in Section 9.07(c).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Lenders" means at any time Lender Parties owed or holding more than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding more than 50% of the aggregate Commitments under all the Facilities at such time. For purposes of this definition, the Available Amount of each Letter of Credit and the aggregate principal amount of all outstanding Swing Line Advances shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

          "Revolving Advance" has the meaning specified in Section 2.01(a).

          "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Advances of the same Interest Type made by the Revolving Lenders.

          "Revolving Commitment" means, (i) with respect to any Revolving Lender listed on Schedule I, the amount set forth opposite such Lender's name on
Schedule I under the caption "Revolving Commitment," (ii) with respect to any Revolving Lender not listed on Schedule I hereto, the amount set forth in the Assignment and Acceptance pursuant to which such Person became a Revolving Lender hereunder, or (iii) if any of such Lenders has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c) as such Lender's "Revolving Commitment", in the case of each of the foregoing clauses (i), (ii) and (iii), as such amount may be reduced at or prior to such time pursuant to
Section 2.04.

          "Revolving Commitment Termination Date" means March 30, 2003.

          "Revolving Facility" means, at any time, the aggregate amount of the Revolving Lenders' Revolving Commitments at such time.

          "Revolving Lender" means any Lender that has a Revolving Commitment.

          "Revolving Note" means a promissory note of the Borrower payable to the order of any Revolving Lender, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

          "Security Agreement" has the meaning specified in Section
4.01(h)(vii).

          "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Surviving Debt" has the meaning specified in Section 4.01(c).

          "Surviving Debt Agreement" means any agreement or instrument setting forth the terms and conditions of any Surviving Debt.

          "Swing Line Advance" means an advance by a Swing Line Lender to the Borrower pursuant to Section 2.01(b).

          "Swing Line Borrowing" means a borrowing consisting of simultaneous Swing Line Advances made by the Swing Line Lender.

          "Swing Line Commitment" means, with respect to the Swing Line Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Swing Line Commitment" or, if such Lender has entered into one or more Assignments and Acceptances with respect to the Swing Line Commitment, the amount set forth for the Swing Line Lender in the Register maintained by the Agent pursuant to Section 9.07(c) as such Lender's "Swing Line Commitment", in each case as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "Swing Line Facility" means, at any time, the aggregate amount of the Swing Line Lender's Swing Line Commitment at such time.

          "Swing Line Lender" means NationsBank and any assignee of the Swing Line Commitment which assumes such Swing Line Commitment in accordance with the terms of Section 9.07.

          "Taxes" has the meaning specified in Section 2.10(a).

          "Termination Date" means the earlier of March 31, 2003 and the date of termination in whole of the Revolving Commitments pursuant to Section 2.04 or 7.01.

          "Total Funded Debt to EBITDA Ratio" means the ratio of (i) Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis, to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries, in each case for the period of the then most recently ended period of four consecutive fiscal quarters of the Borrower.

          "Unreimbursed Letter of Credit Liability" means, as of any date of determination with respect to any Letter of Credit, the aggregate amount of all L/C Advances which have been made by, and not reimbursed to, the Issuing Bank under such Letter of Credit.

          "Unused Revolving Commitment" means, with respect to any Revolving Lender at any time, (a) such Lender's Revolving Commitment at such time, minus
(b) the sum of (i) the aggregate principal amount of all Revolving Advances of such Lender outstanding at such time, plus (ii) such Lender's Pro Rata Share of the aggregate Letter of Credit Obligations outstanding at such time, plus, (iii) such Lender's Pro Rata share of all Swing Line Advances outstanding at such time, plus (iv) such Lender's Pro Rata Share of the Redemption Amount in effect at such time.

          "Unused Swing Line Commitment" means, with respect to the Swing Line Lender at any time, the lesser of (i) the remainder of (a) such Lender's Swing Line Commitment at such time, minus (b) the aggregate principal amount of all Swing Line Advances made by such Lender and outstanding at such time, and (ii) the aggregate Unused Revolving Commitments at such time.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(f) ("GAAP").

          Section 1.04. Other Definitional Provisions. References to Sections and subsections shall be to Sections and subsections, respectively, of this Agreement unless otherwise specified. The term "including" means including without limitation.

                                   ARTICLE II.
                        AMOUNTS AND TERMS OF THE ADVANCES

          Section 2.01.  The Advances.

          (a) Revolving Advances. Each Revolving Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Advance") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Commitment Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Commitment on such Business Day after giving effect to any repayment of Swing Line Advances made or to be made with the proceeds thereof pursuant to a designation therefor set forth by the Borrower in a Notice of Borrowing for such Borrowing or pursuant to a Notice of Borrowing given by the Agent in accordance with Section 2.02(f). Each Revolving Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Advances made by the Lenders ratably according to their respective Revolving Commitments. Within the limits of each Revolving Lender's Unused Revolving Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to
Section 2.05 and reborrow under this Section 2.01(a).

          (b)  Swing Line Advances.   The Swing Line Lender agrees, on the terms
and conditions hereinafter set forth, to make advances (each a "Swing Line Advance") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an amount not to exceed the Swing Line Lender's Unused Swing Line Commitment on such Business Day. Each Swing Line Borrowing shall consist of Base Rate Advances and shall be in an amount equal to $1,000,000 or an integral multiple of $500,000 in excess thereof. Immediately upon the making of each Swing Line Advance by the Swing Line Lender, the Swing Line Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Swing Line Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swing Line Advance and the Obligations of the Borrower under this Agreement in respect thereof in an amount equal to such Lender's Pro Rata Share of such Swing Line Advance; provided, however, that (i) no Lender shall be required to fund its participation in any such Swing Line Advance until demand therefor is made by the Agent pursuant to Section 2.02(f)(ii) hereof, and (ii) no Lender shall be entitled to share in any payments of principal or interest in respect of its participation in any such Swing Line Advance except to the extent set forth in
Section 2.02(f)(ii) hereof with respect to any such participation which has been funded by such Lender as provided therein. Within the limits of the Swing Line Lender's Unused Swing Line Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.05 and reborrow under this Section 2.01(b).

          Section 2.02. Making the Advances.(a) Initial Borrowings. The initial Borrowings hereunder shall be made on the Closing Date and shall be made on notice received by the Agent from the Borrower (pursuant to a Notice of Borrowing) not later than 12:00 noon (Dallas, Texas time) (or such later time as the Agent may agree) on the Business Day immediately preceding the Closing

Date. Such Notice of Borrowing shall be irrevocable upon receipt by the Agent. Each Lender shall, before 12:00 noon (Dallas, Texas time) on the Closing Date, make available for the account of its Applicable Lending Office to the Agent such Lender's ratable share of such Borrowings by depositing same day funds in the Agent's Account.

          (b)  Subsequent Revolving Borrowings.   Each Revolving Borrowing
occurring after the Closing Date shall be made on notice received by the Agent from the Borrower (pursuant to a Notice of Borrowing) not later than 12:00 noon. (Dallas, Texas time) (a) on the Business Day prior to the date of such Borrowing if such Borrowing consists of Base Rate Advances, and (b) on the third Business Day prior to the date of such Borrowing if such Borrowing consists of Eurodollar Rate Advances. Each such Notice of Borrowing shall be irrevocable upon receipt by the Agent and, in the case of any Notice of Borrowing for Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such Notice of Borrowing the applicable conditions set forth in this Section 2.02 or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as a part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (c) Swing Line Borrowings. Each Swing Line Borrowing shall be made on notice received by the Agent from the Borrower (pursuant to a Notice of Swing Line Borrowing) not later than 1:30 p.m. (Dallas, Texas time) on the date of such Borrowing. Each such Notice of Swing Line Borrowing shall be irrevocable upon receipt by the Agent.

          (d) Advances by Lenders. If the Agent receives a Notice of Borrowing, or a Notice of Swing Line Borrowing (or if the Agent gives a Notice of Borrowing pursuant to Section 2.02(f)) the Agent shall promptly on the Business Day prior to the date of such Borrowing or, if such Borrowing consists of Eurodollar Rate Advances, the third Business Day prior to the date of such Borrowing) give each Lender notice of such Notice of Borrowing or Notice of Swing Line Borrowing. Each Lender shall (i) before 12:00 noon (Dallas, Texas time) on the date of such Borrowing in the case of any Revolving Borrowing to be made on such date, or (ii) before 4:00 p.m. (Dallas, Texas time) on the date of such Borrowing in the case of a Swing Line Borrowing, make available for the account of its Applicable Lending Office to the Agent such Lender's ratable portion of such Borrowing by depositing same day funds in the Agent's Account. Unless the Agent shall have received written notice from a Revolving Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such ratable portion available to the Agent on the date of such Borrowing in accordance with the terms hereof and the Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent and the Agent makes such ratable portion available to the Borrower, such Lender and the Borrower, without prejudice to any rights or remedies that the Borrower may have against such Lender, severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of the Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing, and (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Advance as part of the relevant Borrowing for purposes of this Agreement and, to the extent that the Borrower previously paid such amount to the Agent, the Agent will refund to the Borrower such amount so paid, but without interest.

          (e) Disbursement of Advances. Upon fulfillment of the applicable conditions set forth in Article IV (which fulfillment the Agent may assume in the absence of actual knowledge, or notice received from the Borrower or the Required Lenders, to the contrary), the Agent will make funds for any Borrowing available to the Borrower by crediting the Borrower's Account (or to such other accounts as may be designated from time to time in writing by the Borrower to the Agent and approved by the Agent in writing (such approval not to be unreasonably withheld)), subject to the Agent's receipt of funds from the Lenders, and provided that the Agent shall first make a portion of such funds equal to any outstanding L/C Advance under any Letter of Credit, and any interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Bank for reimbursement of such L/C Advance and payment of such interest.

          (f)  Settlement of Swing Line Advances. (i)    The Agent may, and upon
request by the Swing Line Lender the Agent shall, at any time and from time to time, give to the Revolving Lenders and the Borrower a Notice of Borrowing for a Borrowing of Revolving Advances which are Base Rate Advances on behalf of the Borrower, in each case in an amount equal to the aggregate amount of Swing Line Advances then owing by the Borrower (or such lesser amount as the Agent or the Swing Line Lender shall specify), and the proceeds of which are to be used to prepay such Swing Line Advances on the date of such Borrowing. Upon receipt of any such Notice of Borrowing, each Lender (other than the Swing Line Lender) shall (subject to Section 2.02(f)(iv)), on or before the time specified by the Agent (which in no event shall be earlier than 11:00 a.m. nor later than 4:00 p.m. (Dallas, Texas time) on the Business Day following the date on which such Notice of Borrowing is given), make available for the account of its Applicable Lending Office to the Agent such Lender's Pro Rata Share of such Borrowing by depositing same day funds in the Agent's Account. Notwithstanding any contrary provision of this Agreement, (A) the proceeds of any such Borrowing shall be distributed by the Agent to the Swing Line Lender (subject to Section 2.02(f)(iv)) as a prepayment of all or a portion of the then outstanding Swing Line Advances, and (B) the outstanding Swing Line Advances of the Swing Line Lender, in an amount equal to the Swing Line Lender's Pro Rata Share of the aggregate amount of the Swing Line Advances to be prepaid on such date, shall be deemed to be prepaid with the proceeds of a Revolving Advance made by the Swing Line Lender and such portion of the Swing Line Advances deemed to be so prepaid shall no longer be outstanding as Swing Line Advances but shall be outstanding as Revolving Advances made by the Swing Line Lender.

          (ii) In addition to the right of the Swing Line Lender to require a Borrowing under Section 2.02(f)(i), the Swing Line Lender may at any time and from time to time request (by notice to the Agent and the Borrower) the Agent to, and upon receipt of such request the Agent shall, make demand on each Lender for payment of its participation in each Swing Line Advance then outstanding, and upon receipt of any such demand each Lender shall (subject to Section 2.02(f)(iv)) promptly fund such participation by paying to the Agent, for the ratable account of the Swing Line Lender (subject to Section 2.02(f)(iv)), the amount of such participation in same day funds. With respect to each such participation in the Swing Line Advance which is funded by any Lender, the Swing Line Lender shall promptly pay to the Agent, and the Agent shall promptly pay to such Lender, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share of all payments received by the Swing Line Lender in respect of (A) the principal of such Swing Line Advance, and (B) interest on such Swing Line Advance for the period from and after the date on which such participation was funded. If any payment received by the Swing Line Lender on account of the Swing Line Advance and distributed to any Lender as a participant under the preceding sentence is thereafter recovered from the Swing Line Lender in connection with any bankruptcy or insolvency proceeding relating to the Borrower or otherwise, each Lender which received such distribution shall, upon demand by the Swing Line Lender through the Agent, repay to the Swing Line Lender such Lender's ratable share of the amount so recovered together with such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required prepayment to (2) the total amount so recovered) of any interest or other amount paid or payable by the Swing Line Lender in respect of the total amount so recovered. The Borrower agrees that any Lender purchasing a participation in the Swing Line Advance from the Swing Line Lender hereunder may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          (iii) Anything contained herein to the contrary notwithstanding (but subject to Section 2.02(f)(iv) below), the obligation of each Lender to make any Revolving Advance pursuant to Section 2.02(f)(i) or to fund its participation in any Swing Line Advances pursuant to Section 2.02(f)(ii) shall be absolute and unconditional and shall not be subject to any conditions set forth in Article IV hereof or otherwise affected by any circumstance including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any Loan Party; (B) the occurrence or continuance of a Default or Event of Default;
(C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (D) any breach of any Loan Document by the Borrower, any other Loan Party or any other Lender Party; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (iv) Notwithstanding Section 2.02(f)(iii) above, if at the time that any Lender is required to make any Revolving Advance or fund any participation pursuant to Section 2.02(f)(i) or (ii) above, the Borrower would not otherwise be entitled to obtain a Borrowing as a result of the failure of any of the conditions set forth in Article IV hereof, the obligation of each Lender to make any such Revolving Advance or to fund any such participation with respect to any

Swing Line Advance owing to the Swing Line Lender shall be subject to the condition that at least one of the following is true: (A) the Swing Line Lender shall have believed in good faith that all conditions under Article IV to the making of such Swing Line Advance were satisfied at the time such Swing Line Advance was made, or (B) such Lender shall have had actual knowledge, by receipt of the statements required pursuant to Section 6.03 or otherwise, that any such condition had not been satisfied and failed to notify the Swing Line Lender and the Agent in writing that it had no obligation to make Revolving Advances until such condition was satisfied (which notice shall be effective as of the date of receipt by the Swing Line Lender and the Agent), or (C) the satisfaction of any such condition not satisfied shall have been waived by the Required Lenders prior to or at the time such Swing Line Advance was made. Anything contained in this Section 2.02(f) to the contrary notwithstanding, the amount to be distributed by the Agent to the Swing Line Lender under this Section 2.02(f) shall be reduced to the extent that any Lender shall refuse to fund its portion of any Revolving Advance or participation with respect to the Swing Line Lender as a result of the failure of the conditions set forth above.

          (v) The Borrower irrevocably authorizes (A) the Agent to give any Notice of Borrowing pursuant to Section 2.02(f)(i) (with a copy to the Borrower), (B) the Lenders to make the Revolving Advances pursuant to such Notice of Borrowing, and (C) the Agent to distribute the proceeds thereof as provided herein.

          (g) Nature of Lenders' Obligations. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          Section 2.03.  Repayment.


          (a) Revolving Advances. The Borrower shall repay to each Lender (in accordance with the provisions of Section 2.09(a)) on the Revolving Commitment Termination Date the aggregate principal amount of all Revolving Advances owing to such Lender outstanding on the Revolving Commitment Termination Date.

          (b) L/C Advances. The Borrower shall repay each L/C Advance as provided in Section 3.03.

          (c) Swing Line Advances. The Borrower shall repay to the Swing Line Lender (in accordance with the provisions of Section 2.09(a)) on the Termination Date the aggregate principal amount of all Swing Line Advances owing to such Lender outstanding on the Termination Date.

          Section 2.04. Reduction of the Revolving Commitments, Swing Line Commitment and Letter of Credit Subfacility.

          (a) Optional Reductions. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce

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
ratably in part the unused portions of the respective Revolving Commitments of the Revolving Lenders; provided, however, that (i) each partial reduction shall be in an amount of $5,000,000 or any multiple of $1,000,000 in excess thereof, and (ii) the aggregate amount of the Revolving Commitments shall not be reduced pursuant to this Section 2.04 to an amount less than the sum of (A) the aggregate principal amount of all Revolving Advances then outstanding, (B) the aggregate amount of all Letter of Credit Obligations then outstanding, and (C) the aggregate principal amount of all Swing Line Advances then outstanding.

          (b) Mandatory Reductions. The Revolving Facility shall be automatically and permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made (or would be required to be made if any Revolving Advances were then outstanding) pursuant to Section 2.05(b)(iii) in an amount equal to the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in the transaction giving rise to such required prepayment. Each such reduction of the Revolving Facility shall be made ratably among the Revolving Lenders in accordance with their Revolving Commitments.

          (c)  Reduction of Swing Line Commitment.   The Swing Line Commitment
of the Swing Line Lender shall be (i) terminated automatically and simultaneously upon any termination in whole of the Revolving Commitments, and
(ii) reduced by an amount equal to the amount by which, as a result of any partial reduction of the Revolving Commitments of the Lenders, the aggregate Revolving Commitments of the Lenders are reduced below $5,000,000.

          (d)  Reduction of the Letter of Credit Subfacility.    The Letter of
Credit Subfacility shall be (i) terminated automatically and simultaneously upon any termination in whole of the Revolving Commitments, and (ii) reduced by an amount equal to the amount by which, as a result of any partial reduction of the Revolving Commitments of the Lenders, the aggregate Revolving Commitments of the Lenders are reduced below $25,000,000 (any such reduction of the Letter of Credit Subfacility to be effective automatically and simultaneously with any such reduction of the Revolving Commitments).

          Section 2.05.  Prepayments

          (a) Optional Prepayments. The Borrower may, upon prior notice to the Agent (which may be given on the date of prepayment in the case of prepayment of Swing Line Advances, and which shall be given at least one Business Day in advance in the case of prepayment of Revolving Advances which consist of Base Rate Advances and three Business Days in advance in the case of prepayment of Revolving Advances which are Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment and Interest Type of Advances to be prepaid (and if such notice is given the Borrower shall), prepay in whole or in part the outstanding principal of Advances of such Interest Type, together with in the case of any prepayment of Eurodollar Rate Advances, interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Eurodollar Rate Advances prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 9.04(c)); provided, however, that each partial prepayment shall be in an aggregate principal amount of (i) in the case of any

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
Eurodollar Rate Advance, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) in the case of any Base Rate Advance, $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b)  Mandatory Prepayments

               (i) Excess Advances. If, at any time, the then outstanding aggregate principal amount of all Revolving Advances shall exceed the aggregate amount of the Revolving Commitments of the Lenders at such time minus the sum of (i) the aggregate amount of the Letter of Credit Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Advances then outstanding, the Borrower shall immediately prepay, for the ratable account of the Lenders, the outstanding principal amount of Revolving Advances in an aggregate amount equal to such excess. If, at any time, the then outstanding aggregate amount of all Swing Line Advances shall exceed either (i) the Swing Line Commitment of the Swing Line Lender, or (ii) the aggregate amount of the Revolving Commitments of the Lenders minus the sum of (A) the aggregate amount of the Letter of Credit Obligations then outstanding, and (B) the aggregate principal amount of the Revolving Advances then outstanding, the Borrower shall thereupon prepay, for the account of the Swing Line Lender, the outstanding principal amount of Swing Line Advances in an aggregate amount equal to such excess.

               (ii) Incomplete Settlement. If any Lender shall for any reason fail to fund any participation in any Swing Line Advances, or fail to make any Revolving Advance to be made by it pursuant to Section 2.02(f), the Borrower shall, on demand by the Agent, prepay the Swing Line Advances then outstanding in an amount equal to such amount.

               (iii) Net Cash Proceeds. The Borrower shall, on the date of receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (including the sale by the Borrower or any of its Subsidiaries of the capital stock of any of their respective Subsidiaries but excluding Excluded Asset Sales), and (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt not permitted under Section 6.02(b) (it being understood that the provisions of this Section 2.05(b)(iii) shall not be construed to permit the incurrence of Debt otherwise prohibited by Section 6.02(b)) prepay the aggregate principal amount of outstanding Revolving Advances in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment of the Revolving Advances shall be paid ratably to each Lender in accordance with the provisions of Section 2.09(a). Notwithstanding any contrary provision hereof, the Net Cash Proceeds from the issuance or incurrence of Permitted Subordinated Debt shall not be subject to mandatory prepayment pursuant to this Section.

               (iv) L/C Cash Collateral. If, at any time, the aggregate Available Amount of all Letters of Credit then outstanding exceeds the L/C Sublimit in effect at such time, the Borrower shall immediately pay to the Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount of such excess.

           (c) Interest Payable on Amounts Prepaid. All prepayments of Eurodollar Rate Advances under this Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          Section 2.06. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal is paid in full at the applicable rate set forth below.

          (a) Interest on Base Rate Advances. Except to the extent that the Borrower shall elect to pay interest on all or any part of any Advance made or to be made to the Borrower under Section 2.01 for any Interest Period pursuant to subsections (b) and (c) of this Section 2.06, the Borrower shall pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount is paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing
June 30, 1998 and on the Revolving Commitment Termination Date, at a fluctuating interest rate per annum equal, subject to Section 2.06(d), to the sum of the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances in effect from time to time.

          (b) Interest Periods for Eurodollar Rate Advances. The Borrower may, pursuant to Section 2.06(c), elect to have the interest on the principal amount of all or any portion of any Advances made or to be made to the Borrower under
Section 2.01, in each case ratably according to the respective outstanding principal amounts of Advances owing to each Lender (each such principal amount owing to a Lender as to which such election has been made being a "Eurodollar Rate Advance" owing to such Lender) determined and payable for a specified period (an "Interest Period" for such Eurodollar Rate Advance) in accordance with subsection (c) below, provided, however, that the Borrower may not (i) make any such election with respect to any Swing Line Advances, or (ii) have more than five Eurodollar Rate Advances owing to any Lender outstanding at any one time. Each Interest Period shall be one, two, three, or six months, at the Borrower's election pursuant to subsection (c) below, provided, however, that:

               (i) the first day of an Interest Period for any Eurodollar Rate Advance shall be either the last day of any then current Interest Period for such Advance or, if there shall be no then current Interest Period for such Advance, any Business Day;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iii) whenever the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months of such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          (c) Interest on Eurodollar Rate Advances. The Borrower may from time to time, on the condition that no Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.06(b) and 2.06(e), elect to pay interest on all or any portion of any Advances during any Interest Period therefor at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period for such Advances plus the Applicable Margin for Eurodollar Rate Advances in effect from time to time, by notice, specifying the amount of the Advances as to which such election is made (which amount shall aggregate at least $5,000,000 or any multiple of $1,000,000 in excess thereof) and the first day and duration of such Interest Period, received by the Agent before 12:00 noon (Dallas, Texas time) three Business Days prior to the first day of such Interest Period. If the Borrower has made such election for Eurodollar Rate Advances for any Interest Period, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Rate Advances during such Interest Period, payable in arrears on the last day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.06(d), to the sum of the Eurodollar Rate for such Interest Period for such Eurodollar Rate Advances plus the Applicable Margin for Eurodollar Rate Advances in effect from time to time during such Interest Period. On the last day of each Interest Period for any Eurodollar Rate Advance, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Advance, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.06(c). Each notice by the Borrower under this Section 2.06(c) shall be irrevocable upon receipt by the Agent, and the Borrower shall indemnify each Lender against any out-of-pocket loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such notice the applicable conditions set forth in this Section 2.06(c) or Article IV, including, without limitation, any out-of-pocket loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any such Eurodollar Rate Advance when such Eurodollar Rate Advance, as a result of such failure, is not made or does not become effective.

          (d) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall, at the dates set forth herein for the payment of interest and upon demand, (i) pay interest on all Base Rate Advances and any other amounts owing hereunder not paid when due (other than then outstanding Eurodollar Rate Advances) at a rate per annum (the "Default Rate") equal at all times to the rate otherwise applicable to Base Rate Advances plus 2.00% per annum, and (ii) pay interest on each then outstanding Eurodollar Rate Advance at a rate per annum equal at all times to the rate otherwise applicable to such Eurodollar Rate Advance plus 2.00% per annum.

          (e)  Suspension of Eurodollar Rate Advances.

               (i) Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance made by such Lender will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended (and such Lender shall make its portion of any Borrowing available as a Base Rate Advance) until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               (ii) Other Circumstances. If, with respect to any Eurodollar Rate Advances, (A) the Administrative Agent shall determine in good faith (which determination shall be conclusive) that the Eurodollar Rate cannot be determined in accordance with the definition thereof, or (B) the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (iii) Suspension on Event of Default. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to convert Advances into, Eurodollar Rate Advances shall be suspended.

          Section 2.07.  Fees.

          (a) Commitment Fees. The Borrower agrees to pay to the Agent a commitment fee on the average daily amount of each Lender's Revolving

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
Commitment less the sum of (i) Revolving Advances made by such Lender and outstanding from time to time, (ii) such Lender's Pro Rata Share of the aggregate Letter of Credit Obligations outstanding from time to time, and (iii) in the case of the Swing Line Lender only, such Lender's Pro Rata Share of any Swing Line Advances, for the account of such Lender, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Revolving Commitment Termination Date, at the rate per annum equal to the Commitment Fee Percentage in effect from time to time, payable in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1998 and, and on the Revolving Commitment Termination Date.

          (b) Agent's Fees. The Borrower agrees to pay to the Agent, for its own account, (i) the fees in the amounts and at the times set forth in the letter dated February 10, 1998 from NationsBank and the Arranger, to the Borrower, and agreed to and accepted by the Borrower on February 10, 1998, and
(ii) such other fees as may from time to time be agreed between the Borrower and the Agent.

          (c) Absolute Obligation. The Borrower's obligation hereunder to pay the fees referred to in this Section 2.07 shall be absolute and unconditional and shall survive the making and repayment of Advances, the termination of all Letter of Credit Obligations and the termination of this Agreement. All fees which are due or become due pursuant to this Section 2.07 are nonrefundable.

          Section 2.08.  Increased Costs, Etc.

          (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in any case occurring on or after the Closing Date, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit (or of agreeing to purchase or purchasing participations therein) or of agreeing to make or of making or maintaining L/C Advances (or of agreeing to purchase or purchasing participations therein), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, each Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) Capital Requirements. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in any case occurring on or after the Closing Date, there shall be any increase in the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or purchase participations in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (c) Limitations on Borrower's Compensation Obligations. Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be obligated to make any payment to any Lender Party pursuant to this Section 2.08 in respect of any amounts or costs accruing in or allocable to any period prior to the 90th day preceding written demand by such Lender Party for payment therefor (unless such amounts or costs prior to such 90th day period result from the retroactive effect of any of the events described in the foregoing Sections 2.08(a) or 2.08(b) giving rise to such written demand and which occurred during such 90 day period).

          Section 2.09.  Payments and Computations.

          (a) Payments by Borrower. The Borrower shall make each payment hereunder and under any other Loan Document to which it is a party, irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff, in lawful money of the United States and in same day funds delivered to the Agent not later than 1:00 p.m. (Dallas, Texas time) on the day when due by deposit of such funds to the Agent's Account. Any payment so delivered to the Agent after 1:00 p.m. (Dallas, Texas time) on any Business Day, or on any day which is not a Business Day, shall be deemed received by the Agent on the next succeeding Business Day. The Agent will promptly after receipt of each payment cause to be distributed like funds relating to the payment of principal, interest, commitment fees or letter of credit fees ratably to each Lender for the account of its Applicable Lending Office, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Bank (including payments with respect to Letters of Credit and payments for the account of any Lender under Sections 2.08, 2.10 or 9.04(c)) to such Lender for the account of its Applicable Lending Office or to such Issuing Bank, in each case to be applied in accordance with, and subject to, the terms of this Agreement, including Section 2.09(e) below. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any other Loan Document in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Computations. All computations of interest in respect of Base Rate Advances (and in respect of any other amount payable hereunder other than interest in respect of Eurodollar Rate Advances and Letter of Credit fees and commissions) and all computations in respect of commitment fees shall be made by the Agent on the basis of a year of 365 days or 366 days, as applicable, and all computations of interest in respect of Eurodollar Rate Advances and all computations in respect of Letter of Credit fees and commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided that if any Advance is repaid on the same day on which it is made, one day's interest shall be paid on such Advance. Each determination by the Agent of an interest rate, fee, commission or discount rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Payments Assumed. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, but shall not be required to, cause to be distributed to each Lender or such Issuing Bank on such due date an amount equal to the amount then due to such Lender or such Issuing Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender and Issuing Bank shall repay to the Agent forthwith on demand such amount distributed to such Lender or Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or Issuing Bank until the date such Lender or Issuing Bank repays such amount to the Agent, at the Federal Funds Rate.

          (d) Application of Payments Specified by the Borrower. Except as otherwise specified herein, so long as no Event of Default has occurred and is continuing, all payments shall be applied as instructed by the Borrower (except that, unless the Agent otherwise consents, outstanding Swing Line Advances shall be prepaid before prepayment of any Revolving Advances) if such instructions are received by the Agent prior to or contemporaneously with receipt of funds therefor.

          (e) Application of Payments Not Otherwise Specified. If the Agent receives funds for application to the Advances or any Letter of Credit Obligations or other Obligations of the Borrower under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility or the Obligations to which, or the manner in which, such funds are to be applied, the Agent may elect to distribute such funds first, to the Issuing Banks ratably in payment of the principal of and interest on any outstanding L/C Advances, second, to the payment of the outstanding Swing Line Advances and interest thereon, third, to each Lender ratably in accordance with such Lender's proportionate share of all Advances (other than Swing Line Advances) then outstanding, in repayment or prepayment of such of the outstanding Advances (other than Swing Line Advances), and for application to such principal installments, as the Agent may direct, and thereafter ratably to the Lenders in repayment or prepayment of any other Obligations of the Borrower then outstanding under the Loan Documents as the Agent shall direct, provided that if an Event of Default has occurred and is continuing and the Revolving Commitments of the Lenders and the Swing Line Commitment of the Swing Line Lender have been terminated in full, the Agent shall distribute any payments and any proceeds of any collection, sale or other realization or liquidation of any Collateral first, to the payment of all costs and expenses of the Agent under the Loan Documents, second, to the Issuing Banks ratably in payment of the principal of and interest on any outstanding L/C Advances, third, to the payment of the outstanding Swing Line Advances and interest thereon, and fourth, to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all Advances (other than Swing Line Advances) and Letter of Credit Obligations then outstanding, in payment or prepayment of such Obligations owed to such Lender under the Loan Documents, and for application to such principal installments (if applicable) as the Agent shall direct.

          (f) Payments on Business Days. Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and commitment and other fees; provided, however, if such extension would cause payment of interest on or principal of any Eurodollar Rate Advance to be made in the next following month, such payment shall be made on the next preceding Business Day.

          (g) Certain Terms. The terms "pay", "paid" or "payment" under this Agreement shall include prepay, prepaid or prepayment, respectively, under this Agreement, and the term "due" under this Agreement shall include due by reason of a mandatory prepayment (including upon an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Federal Bankruptcy Code or upon acceleration).

          Section 2.10.  Taxes.

          (a) Withholding Taxes. Subject to Section 2.10(f), any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender Party or the Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, franchise taxes and net income taxes that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender Party or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) Other Taxes. In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) Indemnification. Subject to Section 2.10(f), the Borrower shall indemnify each Lender Party and the Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.10, paid by such Lender Party or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor.

          (d) Evidence of Payment. Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Foreign Lenders and Issuing Banks. Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter upon the reasonable request in writing by the Borrower or the Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. If the form provided by a Lender Party at the time

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
such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent and only to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this Section 2.10(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) Failure to Provide Forms. For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in Section 2.10(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.10(e)), such Lender Party shall not be entitled to indemnification under Section 2.10(a) or
Section 2.10(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (g) Change of Applicable Lending Office. Any Lender Party claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          (h) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

          Section 2.11. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the

Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such other Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

          Section 2.12. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) to repay in full all amounts outstanding under the Existing Credit Agreement, to redeem the Existing Senior Notes, to provide working capital for, and finance capital expenditures by, the Borrower and its Subsidiaries and, subject to the provisions of this Agreement and the other Loan Documents, for other general corporate purposes of the Borrower and its Subsidiaries.

          Section 2.13.  Evidence of Debt.

          (a) Maintenance of Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) Maintenance of Accounts by Agent. The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Interest Type of the Advances comprising such Borrowing and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender Party's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

                                  ARTICLE III.
                     AMOUNTS AND TERMS OF LETTERS OF CREDIT

          Section 3.01. The Letter of Credit Subfacility. The Borrower may request any Lender, on the terms and conditions hereinafter set forth, to Issue, and any such Lender may, if in its sole discretion it elects to do so, and the L/C Bank shall, if no other Lender elects to do so, Issue standby Letters of Credit for the account of the Borrower from time to time on any Business Day during the period after the Closing Date until 30 days prior to the Revolving Commitment Termination Date (a) in an aggregate Available Amount for all Letters of Credit (including the Existing Letters of Credit) not to exceed at any time $25,000,000 (the "Letter of Credit Subfacility"), and (b) in an Available Amount for each such Letter of Credit not to exceed the Unused Revolving Commitments of the Lenders on such Business Day. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than 30 days before the Termination Date and one year after the date of issuance thereof (but a Letter of Credit may, by its terms, be renewable annually with the consent of the Issuing Bank). As of the Closing Date, each Existing Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder and shall, for purposes of Section 3.05, be deemed to be Issued hereunder on the Closing Date. Within the limits of the Letter of Credit Subfacility, and subject to the limits referred to above, the Borrower may request the Issuance of one or more Letters of Credit under this Section 3.01, repay amounts due resulting from L/C Advances thereunder pursuant to Section 3.03, and request the Issuance of one or more additional Letters of Credit under this Section 3.01.

          Section 3.02.  Issuance of Letters of Credit.

          (a) Notice of Issuance. Each Letter of Credit shall be Issued pursuant to a Notice of Issuance, which must be received by the Agent and the Issuing Bank not later than 12:00 noon (Dallas, Texas time) on the third Business Day prior to the date of the proposed Issuance of such Letter of Credit (or such shorter period as may be acceptable to the applicable Issuing Bank). Each such Notice of Issuance shall specify the requested (i) date of such Issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit of the Issuing Bank (a "Letter of Credit Agreement") as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit.

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
          (b) Conditions to Issuance. If (i) the requested form of such Letter of Credit is acceptable to the Agent and the Issuing Bank in the reasonable discretion of each, (ii) in the case of any Issuing Bank other than the L/C Bank, such Issuing Bank elects in its sole discretion to Issue the requested Letter of Credit, and (iii) such Issuing Bank has not received notice from the Agent or the Required Lenders that the Issuance of such Letter of Credit is not authorized because such Issuance would not comply with the requirements of clause (a) or (b) of Section 3.01 or one or more of the conditions set forth in
Section 4.02 has not been satisfied, then such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section 4.02 (which fulfillment such Issuing Bank may assume in the absence of actual knowledge, or notice received from the Borrower, the Agent or the Required Lenders, to the contrary) and subject to the provisions of this Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed upon with the Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (c) Reports by Issuing Banks. Each Issuing Bank shall furnish to the Agent (i) on the fifth Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit Issued by such Issuing Bank during the preceding month and L/C Advances during such month under all Letters of Credit Issued by such Issuing Bank, and (ii) two Business Days prior to the last Business Day of each March, June, September and December, a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit Issued by such Issuing Bank.

          Section 3.03. Drawing and Reimbursement. The Borrower agrees to reimburse the Issuing Bank under each Letter of Credit, within one Business Day after it has notice of any L/C Advance by such Issuing Bank thereunder, for the principal amount of such L/C Advance, and shall pay to such Issuing Bank, on demand, interest on the unreimbursed principal of such L/C Advance at a rate per annum equal to (a) from the date of such L/C Advance to the first Business Day after notice thereof has been given to the Borrower, the rate applicable to Base Rate Advances in effect from time to time, and (b) from and after such first Business Day, the Default Rate. If the Borrower shall fail to so reimburse the Issuing Bank within one Business Day after the Borrower receives notice that any such L/C Advance has been made, then upon demand by the Issuing Bank, and whether or not a Default has occurred and is continuing or any conditions set forth in Section 4.02 are satisfied, each Revolving Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each Revolving Lender, such Lender's Pro Rata Share of such outstanding L/C Advance as of the date of such purchase, by making available for the account of such Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such L/C Advance to be purchased by such Lender. Each Revolving Lender agrees to purchase its Pro Rata Share of an outstanding L/C Advance on (A) the Business Day on which demand therefor is made by the Issuing Bank which made such L/C Advance, provided notice of such demand is given not later than 12:00 noon (Dallas, Texas time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of an L/C Advance, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such L/C Advance, the Loan Documents or any Loan Party.

          Section 3.04. Obligations Absolute. The Obligations of the Borrower under Article III of this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

          (a) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being collectively referred to herein as the "L/C Related Documents");

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (c) the existence of any claim, set-off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (f) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

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
          Section 3.05.  Letter of Credit Compensation.

          (a)  The Borrower shall pay to the Agent:

               (i) for the account of the Issuing Bank which Issues a Letter of Credit, an issuance fee in an amount equal to 1/8 of 1% per annum of the average daily Available Amount of such Letter of Credit outstanding from time to time: and

               (ii) for the account of each Lender, a letter of credit fee with respect to each Letter of Credit, in each case in an amount equal to a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time on such Lender's Pro Rata Share of the average daily Available Amount of such Letter of Credit outstanding from time to time.

The letter of credit and issuance fees payable under this Section 3.05(a) shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1998, and on the Revolving Commitment Termination Date. For purposes of computing any fees under this
Section 3.05(a), the determination of the maximum amount available to be drawn under a Letter of Credit at any time shall assume strict compliance with all conditions for drawing. Any fees paid pursuant to this Section 3.05(a) are nonrefundable.

          (b) The Borrower shall pay to each Issuing Bank, for its own account and on demand, such other commissions, issuance fees, transfer fees and other fees, charges and expenses in connection with the Issuance, amendment, transfer, cancellation or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree; provided that in no event shall any Issuing Bank require, after giving effect to the amounts payable to it pursuant to Section 3.05(a) above (in the case of the Issuance of any Letter of Credit), more than the standard fees, charges and expenses which it normally charges in connection with such matters.

          Section 3.06. Use of Letters of Credit. Any Letters of Credit Issued hereunder shall be used solely to support Obligations of the Borrower and its Subsidiaries not prohibited hereunder.

                                   ARTICLE IV.
                              CONDITIONS OF LENDING

          Section 4.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender Party to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent:

          (a) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

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
          (b) The Borrower (or the trustee under the Existing Senior Note Indenture on behalf of the Borrower) shall have mailed a Redemption Notice in respect of Existing Senior Notes in an aggregate principal amount of $75,000,000 to the holders of the Existing Senior Notes, and the Agent shall have been provided with a copy of such Redemption Notice.

          (c) The Lender Parties shall (i) be satisfied that all Funded Debt, other than the Debt identified on Schedule 4.01(c) and the Existing Senior Notes ("Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished, and (ii) shall have received satisfactory evidence (including, without limitation, a duly executed payoff letter, UCC termination statements and real property reconveyances) that all liens and security interests granted pursuant to, or in connection with, the Existing Credit Agreement and the Security Documents (as defined in the Existing Credit Agreement) shall be terminated or released contemporaneously with the initial Borrowing.

          (d) There shall have occurred no Material Adverse Change since September 28, 1997.

          (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect other than the matters disclosed in the Annual Report of the Borrower (the "Borrower's Form 10-K") for the fiscal year ended September 28, 1997 filed with the Securities and Exchange Commission and the matters disclosed in the preliminary offering memorandum dated March 27, 1998 relating to the senior subordinated notes of the Borrower described in clause
(A) of the definition of "Permitted Subordinated Debt" (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower and its Subsidiaries, taken as a whole, of the Disclosed Litigation from that disclosed in the Borrower's Form 10-K.

          (f) The Lenders, the Agent and the Arranger shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, the Agent and the Arranger, and nothing shall have come to the attention of the Lenders, the Agent or the Arranger during the course of such due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, without limiting the generality of the foregoing, the Lenders, the Agent and the Arranger shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

          (g) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lender Parties (including, to the extent invoiced, the accrued fees and expenses of counsel to the Agent).

          (h) The Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in

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
form and substance satisfactory to the Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i)  The Notes to the order of each Lender, as appropriate.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Agreement, the Notes, and of each other Loan Party approving each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and each other Loan Document.

               (iii) A copy of the charter of the Borrower and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of the State of the State in which each such Person is organized as being a true and correct copy thereof (except in the case of Jack In The Box, Inc., in which case such certification shall be provided in a certificate of the Secretary of Jack In The Box, Inc.).

               (iv) A copy of a certificate of the Secretary of State of the State in which each such Person is organized, dated reasonably near the date of the initial Borrowing, listing the charter of the Borrower and each other Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to the Borrower's, or such other Loan Party's charter on file in such office, (B) the Borrower and each other Loan Party have paid all franchise taxes to the date of such certificate and (C) the Borrower and each other Loan Party are duly incorporated and in good standing under the laws of such State.

               (v) A certificate of the Borrower and each other Loan Party signed on behalf of the Borrower and such other Loan Party by its President, any Vice President, Chief Financial Officer or Treasurer and its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate (or the Secretary's certificate in the case of Jack In The Box, Inc.) referred to in Section 4.01(i)(iv), (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the initial Borrowing,
     (C) the due incorporation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the State of its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing and
     (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

               (vi) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, the Notes, and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

               (vii) A security agreement in substantially the form of Exhibit E (as amended from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower and the Inactive Subsidiaries (other than the Inactive Foreign Subsidiaries), together with:

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                    (B) duly executed financing statements in appropriate form for filing under the Uniform Commercial Code in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) evidence of the insurance required by the terms of the Security Agreement, and

                    (D) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement has been taken.

               (viii) Deeds of trust, trust deeds and mortgages in substantially the form of Exhibit I-1 and I-2 and covering the properties (other than the Headquarters Property) listed on Part I of Schedule 4.01(j) (as amended from time to time in accordance with their terms, the "Mortgages"), duly executed by the Borrower in appropriate form for filing in all filing or recording offices that the Agent may deem necessary or desirable in order to create a valid and subsisting Lien subject only to Permitted Liens on the property described therein in favor of the Agent for the benefit of the Lender Parties, together with:

                    (A) with respect to the six properties identified on Part II of Schedule 4.01(j) (other than the Headquarters Property), a commitment from First American Title Insurance Company to issue American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Agent, issued, coinsured and reinsured by title insurers acceptable to the Agent, insuring the Mortgages covering the six properties listed on Part II of Schedule 4.01(j) (other than the Headquarters Property) to be valid and subsisting Liens with the priority set forth in the applicable Mortgage Policy on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including

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
          endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Agent may deem necessary or desirable,

                    (B) such consents and agreements of third parties under existing deeds of trust (other than the existing deed of trust with respect to the Headquarters Property), as the Agent may deem necessary or desirable, and

                    (C) evidence that all other action that the Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

               (ix) A guaranty in substantially the form of Exhibit F (as amended from time to time in accordance with its terms, the "Guaranty"), duly executed by the Guarantors.

               (x) Such financial, business and other information regarding each Loan Party and their Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements dated September 26, 1996 and September 28, 1997 respectively, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the initial Borrowing), and the Projections.

               (xi) Evidence of insurance naming the Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

               (xii) A favorable opinion of Gibson, Dunn & Crutcher, LLP, counsel for the Borrower and the other Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Agent may reasonably request.

               (xiii) A favorable opinion of Latham & Watkins, counsel for the Agent, in form and substance satisfactory to the Agent.

          Section 4.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance (other than an L/C
Advance and other than a Revolving Advance made by a Revolving Lender pursuant to Section 2.02(f)) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrower to request a Swing Line Borrowing or the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the

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
acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of such Borrowing or issuance; and

               (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default.

          Section 4.03. Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the initial Borrowing specifying its objection thereto and such Lender Party shall not have made available to the Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

          Section 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) Incorporation, Qualification, Corporate Power and Authority. Each Loan Party (i) is a corporation duly organized, validly existing and good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Capital Stock. Set forth on Schedule 5.01(b) hereto is a complete and accurate list, as of the date hereof, of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary), the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized and outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable (except to the extent such concepts are not applicable to a Foreign Subsidiary)

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
and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created by the Collateral Documents. Each such Subsidiary (except to the extent such concepts are not applicable to a Foreign Subsidiary) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) Authorization; No Conflict or Violation; Compliance with Laws. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby (including the redemption of the Existing Senior Notes as contemplated hereby), are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Neither any Loan Party nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

          (d) Approvals and Consents. All authorizations, consents, approvals, registrations, filings, notices, exemptions and licenses with or from, or other actions, by any governmental authority or regulatory body or any third party which are necessary for the borrowing hereunder, the grant of security interests in and liens on the Collateral, the execution and delivery of the Loan Documents, the redemption of the Existing Senior Notes as contemplated hereby, the performance by the Loan Parties of their respective obligations hereunder and thereunder and the exercise by the Agent or the Lender Parties of their remedies hereunder and thereunder have been effected, obtained or taken and are in full force and effect, except for those that may be necessary in connection with the perfection or protection of liens granted pursuant to the Collateral Documents.

          (e) Enforceability. This Agreement has been, and each of the Notes, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and

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
each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

          (f) Financial Statements. (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at September 28, 1997, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at January 18, 1998, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the 16 weeks then ended, duly certified by the chief financial officer or chief accounting officer of the Company, copies of which have been furnished to the Agent, fairly present, subject, in the case of said balance sheet as at January 18, 1998, and said statement of income and cash flows for the 16 weeks then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in accordance with GAAP applied on a consistent basis, and since September 28, 1997, there has been no Material Adverse Change.

               (ii)  The Projections delivered to the Lenders pursuant to
     Section 4.01(h)(x) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (g) Disclosure. Neither the Information Memorandum nor any other information, exhibit or report furnished by any Loan Party to the Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole not misleading.

          (h) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the Disclosed Litigation or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and there has been no adverse change in the status, or financial effect on any Loan Party or any of their Subsidiaries, of the Disclosed Litigation from that disclosed in the Borrower's Form 10-K.

          (i)  Use of Proceeds.

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
               (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

               (ii) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

          (j)  Pension Plans.

               (i) Each Loan Party and its ERISA Affiliates has fulfilled the obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in substantial compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Neither any Loan Party nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

               (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a material liability of any Loan Party or any of its ERISA Affiliates.

               (iii) Schedule B (Actuarial Information) to the 1996 annual report (Form 5500 Series) for each Plan of any Loan Party or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, and each subsequent Schedule B (Actuarial Information) provided to the Lender Parties pursuant to Section 6.03(g), is complete and accurate and fairly presents the funding status of such Plan, as of the time it was given, and no Loan Party is aware of any events or conditions since the date of such report that would create a material adverse change in the funding status of such Plan.

               (iv) Neither any Loan Party nor any of its ERISA Affiliates contributes to, is obligated to contribute to, has contributed to or has been obligated to contribute to any Multiemployer Plan.

               (v) The aggregate Insufficiency of all Plans of the Loan Parties and their ERISA Affiliates (excluding any Plans which do not have any Insufficiency) does not exceed $18,254,000 (the amount of the Insufficiency on the Closing Date) plus $4,000,000.

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
               (vi) The aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Loan Parties and their Subsidiaries are liable does not exceed $750,000.

          (k) No Adverse Conditions. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

          (l)  Compliance with Environmental Laws.

               (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) None of the properties of any Loan Party or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C. 6991, are located on any property of any Loan Party or any of its Subsidiaries.

               (iii) Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of any Loan Party or any of its Subsidiaries, except for limited quantities required in connection with the normal operation and maintenance of such properties and used or stored at such properties in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits.

          (m) No Burdensome Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease

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
or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

          (n)  Tax Information.

               (i) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

               (ii) As of the date hereof, there are no adjustments to the state, local and foreign tax liability of the Borrower and its Subsidiaries proposed by any state, local or foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns). No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (o) No Investment Company. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (p) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

          (q)  Debt of the Borrower and its Subsidiaries.

               (i) Set forth on Schedule 5.01(q)(i) hereto is a complete and accurate list, as of the date hereof, of all existing Funded Debt (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder; the aggregate principal amount of all other Debt (other than Surviving Debt) as of the date hereof does not exceed $50,000;

               (ii) Set forth on Schedule 4.01(c) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder.

          (r)  Owned Real Property.

               (i) Set forth on Schedule 5.01(r) hereto is a complete and accurate list of all real property owned in fee as of the date hereof by any Loan Party or any of their Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, book value thereof, and state thereof. Borrower has good, record, marketable and

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
     insurable fee simple title to such real property, free and clear of all Liens, other than Liens of the types described in clauses (a), (b) and (e) inclusive, of the definition of Permitted Liens.

               (ii) Set forth on Schedule 5.01(r) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of their Subsidiaries is the lessee, showing as of the date hereof the street address and state thereof. Each Loan Party or such Subsidiary has a valid leasehold interest in such leases of real property, free and clean of all Liens, other than Liens of the types described in clauses (a) and (b), inclusive, of the definition of Permitted Liens. To the best knowledge of the Loan Parties and their Subsidiaries, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (s) Investments. Set forth on Schedule 5.01(s) hereto is a complete and accurate list of all Investments held by any Loan Party or any of their Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (t) Intellectual Property. Set forth on Schedule 5.01(t) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of their Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (u) Other Agreements. Schedule 5.01(u) sets forth a complete and accurate list as of the date hereof of (i) all joint venture and partnership agreements to which the Borrower or any of its Subsidiaries is a party, and (ii) all covenants not to compete restricting the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries is a part or by which the Borrower or any of its Subsidiaries is bound.

          (v) Inactive Subsidiaries. The book value of all property and other assets of the Inactive Subsidiaries (other than the Inactive Foreign Subsidiaries), as of the date hereof, does not exceed $100,000 in the aggregate. The fair market value of all property and other assets of the Inactive Foreign Subsidiaries, as of the date hereof, does not exceed $100,000 in the aggregate.


                                   ARTICLE VI.
                            COVENANTS OF THE BORROWER

          Section 6.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

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
          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom in respect of which the amount of the underlying tax, assessment, charge or claim is more than $1,000,000 attaches to its property and becomes enforceable against its other creditors.

          (c)  Compliance with Environmental Laws.   Comply, and cause each of
its Subsidiaries and use its best efforts to cause all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries (except for the Inactive Subsidiaries) to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 6.02(d) and provided further, neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

          (f) Visitation Rights. At any reasonable time and from time to time and with reasonable prior notice, permit the Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, except in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than
(i) payments for management advisory services not to exceed $375,000 in the aggregate, (ii) transactions permitted under Section 6.02(g), (iii) the CRC Leases and (iv) any Permitted CRC Transaction.

          (k) Additional Loan Parties; Additional Collateral. At all times prior to the Collateral Release Date, substantially concurrently with the formation or acquisition of any Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary) of the Borrower, the Borrower shall (i) cause such Subsidiary to guarantee all Obligations of the Borrower hereunder and under the Notes by executing and delivering to the Agent an amendment to Guaranty in substantially the form of Exhibit H, (ii) cause such Subsidiary to execute and deliver to the Agent, an amendment to the Security Agreement, in substantially the form of Exhibit J (whereby such Subsidiary shall grant a Lien on those of its assets described in the Security Agreement), (iii) promptly pledge to the Agent or cause to be pledged to the Agent all of the outstanding capital stock of such Subsidiary owned by any Loan Party to secure such Loan Party's Obligations under the Loan Documents, (iv) with respect to any real property in which such Subsidiary has a fee simple ownership interest, cause such Subsidiary to execute and deliver such deeds of trust, trust deeds and mortgages ("Additional Mortgages") in appropriate form for filing in all filing or recording offices that the Agent may deem necessary or desirable to create a valid first and subsisting Lien on the property described therein in favor of the Agent for the benefit of the Lender Parties, (v) promptly take, and cause such Subsidiary and each other Loan Party to take all action necessary or (in the reasonable opinion of the Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Collateral Documents, as amended pursuant to this Section 6.01(k), and (vi) promptly

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deliver to the Agent such opinions of counsel, if any, as the Agent or the
Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests). At all times prior to the Collateral Release Date, substantially concurrently with the formation or acquisition of any Excluded Subsidiary or Foreign Subsidiary of any Loan Party, such Loan Party shall promptly pledge to the Agent or cause to be pledged to the Agent all of the outstanding capital stock of such Subsidiary (or, if such Subsidiary is a Foreign Subsidiary, 65% of such capital stock) owned by such Loan Party to secure such Loan Party's obligations under the Loan Documents. In addition to the foregoing, upon the acquisition by the Borrower or any other Loan Party (other than an Excluded Subsidiary) on or after the date hereof and prior to the Collateral Release Date of any fee simple ownership interest in any real property and, with respect to any real property subject to any CRC Lease, if the granting of such a Lien shall be permitted under, and shall not cause a default or event of default under, the transaction documents relating to the CRC Notes and the CRC Excluded Debt (including without limitation the CRC Leases, the mortgages on the properties subject to the CRC Leases executed by the Borrower, and the indenture relating to the CRC Notes),
(i) the applicable Loan Party shall promptly execute and deliver such Additional Mortgages in appropriate form for filing in all filing or recording offices that the Agent may deem necessary or desirable to create a valid first and subsisting Lien on such real property in favor of the Agent for the benefit of the Lender Parties, (ii) the Borrower shall promptly take, and cause each Loan Party to take all action necessary or (in the reasonable opinion of the Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Additional Mortgages, and (iii) promptly deliver to the Agent such opinions of counsel, if any, as the Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests); provided, however, that the obligations of the Borrower and the other Loan Parties as set forth in this sentence shall not apply to (X) real properties owned by the Borrower on the Closing Date (other than the CRC Properties) and (Y) real properties acquired by the Borrower pursuant any Permitted Sale-Leaseback Repurchase (for as long as it constitutes a Permitted Sale-Leaseback Repurchase) or Permitted Sale-Leaseback Transactions.

          In addition to the foregoing and notwithstanding any contrary provision hereof or of any other Loan Document, the Borrower shall execute and deliver to the Agent an Additional Mortgage of not less than second priority with respect to the Headquarters Property (subject only to the deed of trust encumbering such property on the date hereof and with no increase in the principal amount of Debt secured thereby) and shall cause to be delivered to the Agent a policy of title insurance with respect thereto, in form and substance, with endorsements and in amount acceptable to the Agent, in each case at the Borrower's sole cost and expense and not later than 60 days after the date hereof.

          (l) Redemption of Existing Senior Notes. The Borrower shall (i) on or before April 15, 1998, redeem $75,000,000 in aggregate principal amount of the Existing Senior Notes, (ii) on or before June 1, 1998, redeem all outstanding Existing Senior Notes, (iii) on or before October 1, 1998, redeem all outstanding Existing Senior Subordinated Notes, and (iv) in each case, provide the Agent with evidence satisfactory to the Agent of such redemption.

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
          (m) Excluded Subsidiaries. Within 60 days of payment in full of the CRC Notes, the Borrower shall, with respect to each Excluded Subsidiary, (i) file, or shall cause to be filed, with the appropriate governmental authority a petition for the dissolution of such Excluded Subsidiary, or (ii) cause such Excluded Subsidiary to be merged with and into the Borrower; provided, in the case of clause (ii), such Excluded Subsidiary is Solvent and has no material liabilities as of the date of such merger.

          (n) Organizational Documents. The Borrower shall ensure that the organizational documents of each Excluded Subsidiary formed or organized on or after the Closing Date are substantially in the form of the organizational documents attached hereto as (i) Exhibit K-1, with respect to any such Excluded Subsidiary that is a corporation, and (ii) Exhibit K-2, with respect to any such Excluded Subsidiary that is a limited partnership; provided that with respect to any such Excluded Subsidiary that is neither a corporation nor a limited partnership, the Borrower shall ensure that the organizational documents of such Excluded Subsidiary contain substantially the terms and conditions set forth in Exhibits K-1 and K-2 with only such conforming changes as are necessary to reflect that such Excluded Subsidiary is a general partnership, limited liability company, joint venture or trust, as applicable.

          Section 6.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time, without the written consent of the Required Lenders or, if required under Section 9.01, of all of the Lenders.

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties of any character (including, without limitation, accounts and the capital stock of the Borrower and any of its Subsidiaries) whether now owned or hereafter acquired, excluding, however, from the operation of the foregoing restrictions the following:

               (i)   Liens created by the Loan Documents;

               (ii)  Permitted Liens;

               (iii) Liens granted by any Excluded Subsidiary permitted by the organizational documents of such Excluded Subsidiary;

               (iv) Liens granted by the Borrower or any of its Subsidiaries with respect to any Permitted Sale-Leaseback Repurchase, so long as each such Lien shall attach only to the property acquired with respect to such Permitted Sale-Leaseback Repurchase;

               (v) Liens arising in connection with Permitted Sale-Leaseback Transactions provided that, with respect to each Permitted Sale-Leaseback Transaction, such Liens extend only to the property subject to such Permitted Sale-Leaseback Transaction; and

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
               (vi) the replacement, extension or renewal of any Permitted Encumbrance, Permitted Lien or any Lien permitted by clauses (i), (ii),
     (iii), (iv) or (v) above upon or in the same property theretofore subject thereto; or the replacement, extension or renewal (without increase in the amount, or change in any direct or contingent obligor) of the Debt secured by any Permitted Encumbrance, Permitted Lien or any Lien permitted by clauses (i), (ii), (iii), (iv) or (v) above.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)  in the case of the Borrower,

                    (A)  Debt under the Loan Documents;

                    (B)  Permitted Subordinated Debt;

                    (C) Debt in respect of Hedge Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes and subordinated to the rights of the Lender Parties hereunder in a manner that is acceptable to the Required Lenders in an aggregate notional amount not to exceed $50,000,000 at any time outstanding;

               (ii) in the case of any of its Subsidiaries (other than any Excluded Subsidiary or any Inactive Foreign Subsidiary),

                    (A) Debt owed to the Borrower or to a wholly-owned Subsidiary of the Borrower; and

               (iii) in the case of the Borrower and any of its Subsidiaries,

                    (A) Debt secured by Permitted Liens described in clause (c) or (d) of the definition of Permitted Liens; provided, however, that the principal amount of any such Debt incurred during any fiscal year shall not exceed $15,000,000;

                    (B)  the Surviving Debt;

                    (C) Debt consisting of Capitalized Leases entered into pursuant to Permitted Sale-Leaseback Transactions;

                    (D) Debt of the Borrower in an aggregate principal amount not to exceed $20,000,000 incurred with respect to any Permitted Sale-Leaseback Repurchase;

                    (E) Debt of any Excluded Subsidiary permitted by the organizational documents of such Excluded Subsidiary;

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
                    (F)   Debt consisting of a Permitted Refinancing;

                    (G) additional unsecured Debt of the Borrower and its Subsidiaries not to exceed $25,000,000 at any time outstanding; and

                    (H) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

provided, however, that notwithstanding any contrary provision hereof or of any other Loan Document, the Borrower shall not incur any Indebtedness (as defined in the indenture relating to the senior subordinated notes of the Borrower described in clause (A) of the definition of "Permitted Subordinated Debt"), other than Debt under the Loan Documents, in reliance upon clause (i) of the second paragraph of Section 4.07(a) of such indenture or in reliance on any corresponding provision of any Permitted Refinancing thereof.

          (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee under any transaction that is not a Capitalized Lease for the rental or hire of real or personal property in connection with any sale and leaseback transaction other than (i) the CRC Leases or (ii) Permitted Sale-Leaseback Transactions.

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except as contemplated by Section 6.01(m) and except that (i) any wholly-owned Solvent Subsidiary (other than an Excluded Subsidiary) of the Borrower may merge into or consolidate with any other wholly-owned Solvent Subsidiary (other than an Excluded Subsidiary) of the Borrower provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of the Borrower, and (ii) any of the Borrower's wholly-owned Subsidiaries (other than an Excluded Subsidiary) that is Solvent may merge into the Borrower.

          (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets except (i) in a transaction authorized by
Section 6.02(d), (ii) Excluded Asset Sales, (iii) any Permitted CRC Transaction and (iv) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the next preceding clauses (i), (ii) and
(iii).

          (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than

               (i) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in wholly-owned Subsidiaries that are Loan Parties (other than Inactive Subsidiaries);

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
               (ii) Investments by the Borrower and its Subsidiaries in Excluded Subsidiaries and Inactive Subsidiaries; provided, however, that the aggregate Investment by the Borrower and its Subsidiaries in all Excluded Subsidiaries and Inactive Subsidiaries shall not exceed $3,000,000;

               (iii) loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

               (iv) Investments by the Borrower and its Subsidiaries in Cash Equivalents and in Hedge Agreements permitted under Section 6.02(b)(i)(C);

               (v) advances in connection with purchases of equipment and inventory in the ordinary course of business of the Borrower and its Subsidiaries as presently conducted, required deposits in connection with leases and otherwise in the ordinary course of business as presently conducted in an aggregate principal amount not to exceed $10,000,000 at any time outstanding and Capital Expenditures otherwise permitted hereunder;

               (vi) Investments in joint ventures in an aggregate amount at any time outstanding not to exceed $4,000,000, subject to Section 6.02(o);

               (vii) loans and advances to Jack In The Box franchisees in the ordinary course of business of the Borrower and its Subsidiaries consistent with past practice in an aggregate amount at any one time outstanding not to exceed $5,000,000;

               (viii) Investments consisting of Permitted Sale-Leaseback Repurchases;

               (ix) Investments consisting of the assumption of up to $5,000,000 in Debt of the Borrower's franchisees in connection with any purchase of a restaurant and related assets and assumption of related liabilities from a franchisee of the Borrower;

               (x)  Investments consisting of Permitted CRC Transactions; and

               (xi) Investments by any Excluded Subsidiary permitted by the organizational documents of such Excluded Subsidiary; and

               (xii) other Investments in an aggregate amount invested not to exceed $5,000,000.

          (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or

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
securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing, the Borrower may (i) declare and deliver dividends and distributions payable only in (and to the holders of) common stock of the Borrower, (ii) the Borrower may issue any stock or stock options or warrants or derivative rights in respect thereof (including, without limitation, stock options, restricted stock, stock appreciation rights and phantom stock) pursuant to any employee benefit plan or program or compensation plan for officers, employees, directors and consultants, including, without limitation, employee stock purchase plans, qualified or non-qualified plans of deferred compensation, 401(K) plans, or similar programs for officers, employees, directors and consultants, (iii) the Borrower and its Subsidiaries may enter into any merger or consolidation permitted under Section 6.02(d) and may sell or otherwise dispose of assets to the extent permitted by Section 6.02(e), (iv) the Borrower may declare and deliver dividends and distributions payable in cash to the holders of common stock of the Borrower in an amount up to $10,000,000 per fiscal year, provided that at the time of declaration thereof and after any such payment, the Borrower would not be in Default hereunder; and (v) the Borrower may acquire capital stock of the Borrower, provided that the aggregate purchase price for any such capital stock in any fiscal year shall not exceed $10,000,000 and that at the time of and immediately after any such acquisition, the Borrower would not be in Default hereunder.

          (h) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (i) Corporate Organization. (A) Create any Subsidiaries (other than Excluded Subsidiaries) not in existence on the date hereof; or (B) amend, or permit any of its Subsidiaries (whether or not existing on the date hereof) to amend, its certificate or articles of incorporation, bylaws or other organizational or charter documents.

          (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (k) Prepayments, Etc. of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the CRC Excluded Debt or any Debt other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, (B) regularly scheduled or required repayments or redemptions of Surviving Debt, (C) the redemption of the Existing Senior Notes as contemplated hereby and (D) the redemption of the Existing Senior Subordinated Notes following the issuance of the senior subordinated notes described in clause (A) of the definition of "Permitted Subordinated Debt"; (ii) make any payment in violation of any subordination terms of any Debt; or (iii) amend, modify or change in any manner any term or condition of any Surviving Debt or Permitted Subordinated Debt in a manner adverse to the Agent or the Lenders, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

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
          (l) Payment Restrictions Affecting Certain Subsidiaries. Enter into, or permit any of its Subsidiaries (other than any Excluded Subsidiary) to enter into, any agreement, instrument or other document which directly or indirectly prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any of the Borrower's Subsidiaries (other than any Excluded Subsidiary) to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay or repay any Debt owed to the Borrower or any of its Subsidiaries, (ii) make loans or advances to the Borrower, or (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries; provided, however, that the foregoing provisions shall not restrict any encumbrances or restrictions:
(A) existing on the Closing Date in any agreements in effect on the Closing Date, and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements, provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Lender Parties than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced; (B) existing under or by reason of applicable law; (C) existing with respect to any Person or the property or assets of such Person acquired by the Borrower or any Subsidiary thereof, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements, provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Lender Parties than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced; and (D) in the case of clause (iii) above, (X) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (Y) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary thereof (other than any Excluded Subsidiary) not otherwise prohibited hereby or (Z) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Subsidiary thereof (other than any Excluded Subsidiary) in any manner material to the Borrower or any Subsidiary thereof (other than any Excluded Subsidiary). Nothing contained in this Section 6.02(l) shall prevent the Borrower or any Subsidiary thereof from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by
Section 6.02(a) or (2) restricting the sale or other disposition of property or assets of the Borrower or its Subsidiaries that secure Debt of the Borrower or any of its Subsidiaries to the extent such Liens and such Debts are permitted hereunder.

          (m) Negative Pledge. From and after the Collateral Release Date, enter into or permit any of its Subsidiaries (other than any Excluded Subsidiary) to enter into any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than any agreement (i) in favor of the Agent and the Lender Parties or (ii) in connection with any Surviving Debt and any Debt of a Subsidiary outstanding on the date

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
such Subsidiary first becomes a Subsidiary; provided that this Section 6.02(m) shall not apply to restrictions under Capitalized Leases with respect to the property subject thereto or to Debt secured by Liens of the type described in clause (d) of the definition of Permitted Liens, provided such restrictions are by their terms effective only against the assets subject to such Liens.

          (n) Partnerships. Become a general partner in any general or limited partnership (other than an Excluded Subsidiary), or permit any of its Subsidiaries (other than an Excluded Subsidiary) to become a general partner in any general or limited partnership, other than any Subsidiary the sole assets of which consist of its interest in such partnership.

          Section 6.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish (or, in the case of the items set forth in Section 6.03(g), make available) to the Lender Parties:

          (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto

          (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that the representations and warranties in Section 5.01 are true and correct in all material respects as of the date of such certificate and that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 6.02(a), (b),
(c), (e), (f) and (g) and Sections 6.04(a) through (e) inclusive.

          (c) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG Peat Marwick or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of the chief

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
financial officer or chief accounting officer of the Borrower stating that the representations and warranties in Section 5.01 are true and correct in all material respects as of the date of such certificate, no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) a schedule in form satisfactory to the Agent of the computations used by the chief financial officer of the Borrower in determining, as of the end of such financial year, compliance with the covenants contained in Sections 6.02(a), (b), (c), (e), (f) and (g) and Sections 6.04(a) through (e) inclusive.

          (d) Annual Forecasts. As soon as available and in any event no later than 30 days following the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of income statements and cash flow statements for each four week period for the fiscal year following such fiscal year then ended and a projected year-end balance sheet and on an annual basis for each fiscal year thereafter until the Termination Date.

          (e) ERISA Events. Promptly and in any event within ten days after any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

          (f) Plan Terminations. Promptly and in any event within ten days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (g) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Loan Party or any of its ERISA Affiliates.

          (h) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(e), and promptly after the occurrence thereof, notice of any significant adverse change in the status or the financial effect on any Loan Party or any of their Subsidiaries of the Disclosed Litigation from that disclosed in the Borrower's Form 10-K; provided, that such notice would not, in the opinion of counsel to the Borrower, constitute a waiver of the attorney-client privilege with respect to any matter related to such litigation.

          (i) Press Releases; Securities Reports. Concurrently with the sending or filing thereof, copies of all (i) press releases, (ii) proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and (iii) regular, periodic and special reports, and all registration statements, that any Loan Party or any of its

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
Subsidiaries files with the Securities and Exchange Commission (including any reports on Forms 10-K or 10-Q) or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (j) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 6.03.

          (k) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (l) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party may from time to time reasonably request.

          Section 6.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing:

          (a) Net Worth. Maintain a Consolidated Net Worth of not less than an amount equal to the sum of: (i) $90,045,000, plus, (ii) 50% of the Consolidated Net Income arising or otherwise attributable to periods commencing on or after January 18, 1998, plus (iii) 100% of the Net Cash Proceeds of the sale or issuance by the Borrower or any of its Subsidiaries of any capital stock, any securities convertible into or exchangeable for such capital stock or any warrants, rights or options to acquire such capital stock, plus (iv) 100% of the excess of Consolidated total assets over Consolidated total liabilities of or attributable to any Person or business acquired or formed on or after the Closing Date.

          (b) Fixed Charge Coverage Ratio. Maintain, for each period of four consecutive fiscal quarters ending as of the last day of any fiscal quarter, a ratio of Consolidated EBITDA plus rental expense under leases of real or personal, or mixed, property during such period to the sum of (i) interest expense of the Borrower and its Subsidiaries on, and amortization of debt discount in respect of, all Debt during such period plus (ii) rental expense of the Borrower and its Subsidiaries under leases of real or personal, or mixed, property during such period plus (iii) principal amounts of all Debt payable during such period by the Borrower and its Subsidiaries of not less than 1.25:1.00 at any time.

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          (c)  Funded Debt to EBITDA Ratio.  Maintain as at the end of any
period of four consecutive fiscal quarters ending during a test period set forth below a ratio of Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis to Consolidated EBITDA of not more than the amount set forth below for each period set forth below:

                    Fiscal Quarter
                      Ending On                            Ratio
               -----------------------                   ---------
               Closing Date through and
                including July 11, 1999                  3.75:1.00
               July 12, 1999 through and
                including July 8, 2001                   3.50:1.00
               July 9, 2001 through and
                including the Termination Date           3.00:1.00

provided, however, that, notwithstanding anything to the contrary herein, at any time on or after the Collateral Release Date, the Borrower will maintain a ratio of Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis to Consolidated EBITDA of not greater than 3.00:1.00 at any time.


          (d) Capital Expenditures. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                     Fiscal Year                 Amount
                     -----------            ------------
                         1998               $115,000,000
                         1999               $125,000,000
                         2000               $140,000,000
                         2001               $160,000,000
                         2002               $166,000,000
                         2003               $166,000,000


          The Borrower and its Subsidiaries may carry forward to the next succeeding fiscal year only (but not to subsequent fiscal years) the amount by which the actual Capital Expenditures of the Borrower and its Subsidiaries in any fiscal year are less than the Capital Expenditures amount set forth above as permitted in such fiscal year; provided, however, that the maximum amount that may be carried forward to the next succeeding fiscal year shall be $10,000,000.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

          Section 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

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          (a)   the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Loan Party shall fail to make any interest or any other payment under any Loan Document within three days after such interest or other amount becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.02 or 6.04; or

          (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgment or order for the payment of money in excess of $5,000,000 (to the extent not paid or fully covered by insurance) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days

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
during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 4.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

          (j)   any Collateral Document after delivery thereof pursuant to
Section 4.01 shall, after the making of all appropriate filings or notifications necessary to create a perfected Lien thereon, for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien with the priority required by the applicable Collateral Document on the Collateral purported to be covered thereby; or

          (k)  a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event and any and all other ERISA Events which shall have occurred and then exist with respect to any Plans of the Loan Parties and their ERISA Affiliates exceeds (i) $18,254,000 (the amount of the Insufficiency on the Closing Date) plus $4,000,000 to the extent such liability relates to the Insufficiency of the Plans, or (ii) $2,000,000 in all other circumstances; or

          (m) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

          (n) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000,

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
then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and of the any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender Party to make Advances and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          Section 7.02. Actions in Respect of the Letters of Credit Upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, irrespective of whether it is taking any of the actions described in
Section 7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office designated in such demand, for deposit to a non-interest bearing account established by the Agent for such purposes or for purposes of Section 2.05(b)(iv) (the "L/C Cash Collateral Account"), an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding (and the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and each Lender Party, a continuing security interest in all amounts at any time on deposit in the L/C Cash Collateral Account to secure all Letter of Credit Obligations from time to time outstanding and all other Obligations hereunder). If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim.

                                ARTICLE VIII.
                                 THE AGENT

          Section 8.01. Authorization and Action. Each Lender Party hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, the Agent shall not

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
be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          Section 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 8.03. NationsBank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, NationsBank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Agent; and the terms "Lender", "Lenders", "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBank were not the Agent and without any duty to account therefor to the Lender Parties.

          Section 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on the financial statements referred to in
Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

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Agreement.  Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 8.05. Indemnification. Each Lender Party severally agrees to indemnify the Agent and the Arranger (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent or the Arranger in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent or the Arranger under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Arranger's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each of the Agent and the Arranger promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.04, to the extent that the Agent and the Arranger are not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances (other than L/C Advances) outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Letter of Credit Obligations outstanding at such time, plus (c) their respective Unused Revolving Commitments at such time. The failure of any Lender Party to reimburse the Agent or the Arranger promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Agent or the Arranger as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent or the Arranger, as applicable, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent or the Arranger for such other Lender Party's ratable share of such amount.

          Section 8.06. Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens

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
granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE IX.
                                  MISCELLANEOUS

          Section 9.01.  Amendments, Etc; Release of Collateral.

          (a)  Amendments.   No amendment or waiver of any provision of this
Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and, in the case of any such amendment, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lender Parties, do any of the following at any time: (i) waive any of the conditions specified in Section 4.02 or, in the case of the initial Borrowing, 4.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes that shall be required for the Lender Parties or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral (except pursuant to Section 9.01(b)) or release any Guarantor from its obligations under the Guaranty or (iv) amend this Section 9.01 or amend
Section 2.05, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Facility affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations,
(ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Lender or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          (b) Release of Collateral. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, upon delivery of a certificate of the chief financial officer of the Borrower certifying that one or more of the Collateral Release Tests has been satisfied and the written request of the Borrower, the Collateral Documents shall be terminated, and all collateral pledged under the Collateral Documents shall be released, without further action on the part of the Agent or any Lender Party (the date of such release, the "Collateral Release Date"). Any release of collateral pledged

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
under the Collateral Documents in accordance with the provisions of this Section 9.01(b) shall be deemed to be a release of such pledged collateral upon the approval thereof by all of the Lender Parties for purposes of the Loan Documents. In connection with any such release, the Agent shall, upon request, at the Borrower's expense, execute all such further documents and instruments as may be reasonably requested by the Borrower in order to more fully evidence or effect such release.

          Section 9.02.  Notices, Etc.   All notices and other communications
provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at Foodmaker, Inc., 9330 Balboa Avenue, San Diego, California 92123-1516, Telecopier No.
(619) 571-2101, Attn: Treasurer, with a courtesy copy to the Borrower at Telecopier No. (619) 277-9791, Attn: Treasurer and a courtesy copy to Andrew E. Bogen, Gibson, Dunn & Crutcher LLP, 333 South Grand Ave., Los Angeles, CA 90071; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 901 Main Street, Dallas, Texas 75202, Telecopier No.: (214) 508-2118, Attn: Donna Cornell, Agency Services, with a copy to NationsBank, 444 South Flower Street, Suite 4100, Los Angeles, California 90071-2901, Telecopier No. (213) 624-5815, Attn: George V. Hausler; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II, III, IV or VIII shall not be effective until received by the Agent.

          Section 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.04.  Costs and Expenses.

          (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Agent and the Arranger in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent and the Arranger with respect thereto, with respect to advising each of the Agent and the Arranger as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to

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a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent, the Arranger, each Lender and each Issuing Bank in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agent, the Arranger and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agent, the Arranger, each Lender, each Issuing Bank and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement or any other Loan Document, the actual or proposed use of the proceeds of any Advance or of any Letter of Credit issued hereunder or any of the transactions contemplated hereby (including the redemption of the Existing Senior Notes as contemplated hereby) or by the other Loan Documents, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, the Arranger, any Lender Party, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.05 or 2.06, acceleration of the maturity of the Notes pursuant to Section 7.01, or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to a demand by the Borrower pursuant to Section 9.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional out-of-pocket losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any out-of-pocket loss, cost or

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
expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender Party, in its sole discretion and the Borrower shall reimburse the Agent or such Lender Party on demand for any amounts so paid with interest thereon at the Default Rate from the date of such payment until so reimbursed.

          Section 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender Party and each of is Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

          Section 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          Section 9.07.  Assignments and Participations.

          (a) Each Lender Party may and, if demanded by the Borrower (which demand may only be made within 30 days after a demand by such Lender Party pursuant to Section 2.08(a), 2.08(b) or 2.10 upon at least 10 Business Days' notice to such Lender Party and the Agent), will assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender Party or an assignment of all

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
of a Lender Party's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender Party being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender Party under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender Party under this Agreement, (v) no Lender Party shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender Party shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender Party, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender Party under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender Party hereunder and (y) the Lender Party assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender Party's rights and obligations under this Agreement, such Lender Party shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and

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
without reliance upon the Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (c)   The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender Party has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender Party in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D-1 or D-2 hereto, as applicable.

          (e) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lender

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
Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, release all or substantially all of the Collateral (other than pursuant to Section 9.01(b)) or release any Guarantor from its obligations under the Guaranty.

          (f) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          Section 9.08. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

          Section 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.10. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter

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
of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          Section 9.11. Confidentiality. Except as may be required to enforce the rights and duties established hereunder and under the other Loan Documents (including establishing and maintaining the perfection and priority of the security interests in the Collateral), neither the Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and
(c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          Section 9.12. Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT, THE ISSUING BANK AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, ANY LETTER OF CREDIT OR THE ACTIONS OF THE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                FOODMAKER, INC.


                                By:    HAROLD L. SACHS
                                       ---------------
                                Name:  Harold L. Sachs
                                       ---------------
                                Title: Treasurer
                                       ---------------

                                NATIONSBANK OF TEXAS, N.A.,
                                  as Agent


                                By:    GEORGE V. HAUSLER
                                       -----------------
                                Name:  George V. Hausler
                                       -----------------
                                Title: Vice President
                                       -----------------

                                CREDIT LYONNAIS LOS ANGELES
                                BRANCH,
                                  as Documentation Agent


                                By:    DIANNE M. SCOTT
                                       ---------------
                                Name:  Dianne M. Scott
                                       ---------------
                                Title: Vice President and Manager
                                       --------------------------

                                Issuing Bank
                                ------------

                                NATIONSBANK OF TEXAS, N.A.,
                                  as L/C Bank


                                By:    GEORGE V. HAUSLER
                                       -----------------
                                Name:  George V. Hausler
                                       -----------------
                                Title: Vice President
                                       -----------------

                                Initial Lenders
                                ---------------

                                NATIONSBANK OF TEXAS, N.A.,
                                  as Initial Lender

                                By:    GEORGE V. HAUSLER
                                       -----------------
                                Name:  George V. Hausler
                                       -----------------
                                Title: Vice President
                                       -----------------

                                CREDIT LYONNAIS LOS ANGELES
                                BRANCH,
                                  as Initial Lender


                                By:    DIANNE M. SCOTT
                                       ---------------
                                Name:  Dianne M. Scott
                                       ---------------
                                Title: Vice President and Manager
                                       --------------------------

                                ROYAL BANK OF CANADA,
                                  as Initial Lender


                                By:    JOHN LUSTGARTEN
                                       ---------------
                                Name:  John Lustgarten
                                       ---------------
                                Title: Manager
                                       ---------------

                                UNION BANK OF CALIFORNIA, N.A.,
                                  as Initial Lender


                                By:    ANN M. YASUDA
                                       -------------
                                Name:  Ann M. Yasuda
                                       -------------
                                Title: Vice President
                                       --------------

                                U.S. BANK NATIONAL ASSOCIATION,
                                  as Initial Lender


                                By:    JANET JORDAN
                                       ------------
                                Name:  Janet Jordan
                                       ------------
                                Title: Vice President
                                       --------------

                                      BANK ONE, TEXAS, N.A.,
                                  as Initial Lender


                                By:    WYATT DICKSON
                                       -------------
                                Name:  Wyatt Dickson
                                       -------------
                                Title: Assistant Vice President
                                       ------------------------

                                CIBC INC.,
                                  as Initial Lender


                                By:    CHRISTOPHER KLECZKOWSKI
                                       -----------------------
                                Name:  Christopher Kleczkowski
                                       -----------------------
                                Title: Executive Director
                                       -----------------------
                                       CIBC Oppenheimer Corp., AS AGENT

                                THE FUJI BANK, LTD.,
                                LOS ANGELES AGENCY,
                                  as Initial Lender


                                By:    MASAHITO FUKUDA
                                       ---------------
                                Name:  Masahito Fukuda
                                       ---------------
                                Title: Joint General Manager
                                       ---------------------

                                SANWA BANK CALIFORNIA,
                                  as Initial Lender


                                By:    LARRY D. HART
                                       -------------
                                Name:  Larry D. Hart
                                       -------------
                                Title: Vice President
                                       --------------

                                NATEXIS BANQUE - BFCE,
                                  as Initial Lender


                                By:    IAIN A. WHYTE
                                       -------------
                                Name:  Iain A. Whyte
                                       -------------
                                Title: Vice President
                                       --------------

                                       JOAN M. FARRELL
                                       ---------------
                                       Joan M. Farrell
                                       ---------------
                                       Assistant Vice President
                                       ------------------------